Prospectus Supplement to Prospectus dated August 15, 2014	Filed Pursuant to Rule 424(b)(5) Registration No. 333-196527

VISTA GOLD CORP.

10,750,000 Units
10,750,000 Common Shares underlying the Units
5,375,000 Warrants to Purchase Common Shares
5,375,000 Common Shares underlying the Warrants
322,500 Underwriters’ Warrants to Purchase Common Shares
322,500 Common Shares underlying the Underwriters’ Warrants

We are offering 10,750,000 units (“Units”). Each Unit consists of one of our common shares (each an “Offered Share” and collectively, the “Offered Shares”) and one-half of one transferable common share purchase warrant. Each whole common share purchase warrant (a “Warrant”) will entitle the holder to purchase one of our common shares (each a “Warrant Share” and collectively, the “Warrant Shares”) at a price of $1.92 per Warrant Share at any time until 4:30 p.m. (Toronto Time) on the date that is 36 months following the closing of this offering. See “Description of the Securities Distributed”. This prospectus supplement registers the Units, the Offered Shares, the Warrants, the issuance of the Warrant Shares upon exercise of the Warrants, the Underwriters’ Warrants (as defined below) and the issuance of the the Underwriter Warrant Shares (as defined below) upon exercise of the Underwriters’ Warrants. The Units are being offered pursuant to an underwriting agreement dated August 2, 2016 (the “Underwriting Agreement”), as more fully described under the section entitled “Plan of Distribution” on page S-31 of this prospectus supplement, among us and Cantor Fitzgerald Canada Corporation (“CFCC”) and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC, (together with CFCC, the “Co-Lead Underwriters”) acting as joint book-running managers and as representatives for Sprott Private Wealth LP, Roth Capital Partners, LLC and Jett Capital Advisors, LLC, acting as co-managers (collectively with the Co-Lead Underwriters, the “Underwriters”).

Our common shares are listed on the NYSE MKT LLC (the “NYSE MKT”) and the Toronto Stock Exchange (the “TSX”), in each case under the symbol “VGZ”. The closing price of our common shares on August 2, 2016 on the NYSE MKT was $1.55 and on the TSX was Cdn$2.04. We have applied to the TSX and NYSE MKT for the listing of the Offered Shares, the Warrant Shares and the Underwriter Warrant Shares. Listing of the Offered Shares, the Warrant Shares and the Underwriter Warrant Shares will be subject to us fulfilling all the listing requirements of each of the TSX and NYSE MKT, respectively. We do not intend to apply to the TSX or the NYSE MKT for the listing of the Warrants or the Underwriters’ Warrants.

There is no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased under this prospectus supplement and the accompanying base prospectus. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Investing in the Units involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and on page 5 of the accompanying base prospectus dated August 15, 2014 and in the documents incorporated by reference herein and therein.

	Per Unit	Total

Public offering price	$1.40	$15,050,000

Underwriting commission	$0.084	$903,000

Proceeds, before expenses, to us	$1.316	$14,147,000

We have granted to the Underwriters an option (the “Over-Allotment Option”), exercisable in whole or in part, to purchase up to an additional 1,612,500 Units (the “Additional Units”), each such Additional Unit to be comprised of a common share (collectively, the “Additional Unit Shares”) and one-half of one Warrant (collectively, the “Additional Warrants”), at a price equal to the public offering price per Unit, less the underwriting commission, at any time one business day prior to the closing date of this offering, to cover over-allotments, if any, and for market stabilization purposes. This prospectus supplement also registers the grant of the Over-Allotment Option, the distribution of the Additional Units to be issued upon exercise of the Over-Allotment Option (and the Offered Shares and Warrants that make up the Additional Units) and the distribution of the Warrant Shares issuable upon exercise of the Additional Warrants underlying the Additional Units issuable upon the exercise of the Over-Allotment Option. See “Plan of Distribution” on page S-31 of this prospectus supplement. In addition, we have agreed to issue up to 322,500 Warrants (the “Underwriters’ Warrants”), to the Underwriters (370,875 Underwriters’ Warrants assuming exercise of the Over-Allotment Option in full), each exercisable on the same terms as the Warrants.

Unless the context otherwise requires, all references to the “offering” in this prospectus supplement shall include the Over-Allotment Option and all references to “Units” shall include the Additional Units, references to “Offered Shares” shall include “Additional Unit Shares” and references to “Warrants” shall include “Additional Warrants”, as applicable.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The closing of this offering is expected to occur on or about August 8, 2016. Except with respect to U.S. purchasers of the Units, it is anticipated that the Offered Shares and Warrants forming part of the Units will be issued in “book-entry only” form and represented by a global certificate or certificates, or be represented by uncertificated securities, registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or its nominee or, with respect to the Offered Shares only, The Depository Trust Company (“DTC”), as directed by the Underwriters, and will be deposited with CDS or DTC, as the case may be. U.S. Purchasers of the Units will be issued certificates representing the Warrants comprising portion of their purchased Units.

Cantor Fitzgerald Canada Corporation	Rodman & Renshaw a unit of HC Wainwright & Co., LLC

The date of this prospectus supplement is August 2, 2016

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Units and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not be applicable to this offering. To the extent there is a conflict between information contained in this prospectus supplement and information contained in the accompanying base prospectus or any document incorporated by reference herein or therein or the information in each free writing prospectus, if any, the information in this prospectus supplement shall control and you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement relates to a registration statement on Form S-3 that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and each free writing prospectus, if any. We have also filed this prospectus supplement and the accompanying base prospectus with the securities regulatory authorities in each of the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador and in the Yukon Territory, the Northwest Territories and Nunavut (which Canadian-filed prospectus supplement and accompanying base prospectus we refer to as the “Canadian Prospectus”). The securities qualified under the Canadian Prospectus may be offered and sold in each of the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador and in the Yukon Territory, the Northwest Territories and Nunavut, subject to any applicable securities laws.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and each free writing prospectus, if any, related to this offering. We have not, and the Underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and each free writing prospectus, if any, is accurate only as of the respective dates of such documents regardless of the time of delivery of such documents or of any sale of securities hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where To Find Additional Information” and “Documents Incorporated by Reference” in this prospectus supplement and under the sections entitled, “Where You Can Find More Information” and “Documents Incorporated by Reference” in the accompanying base prospectus, and any additional information you may need to make your investment decision.

We and the Underwriters are offering to sell, and are seeking offers to buy, the Units only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the Units in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about and observe any restrictions relating to the offering of the Units and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “the Company,” “Vista,” “we,” “us” or “our” includes Vista Gold Corp. and each of our subsidiaries through which we conduct our business.

S-1

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

Prospective investors should be aware that the acquisition of the Offered Shares, the Warrants and the Warrant Shares described herein may have tax consequences in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. Investors should read the tax discussion in this prospectus supplement under the captions “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations,” and should consult their own tax advisor with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of British Columbia, Canada, that some or all of our officers and directors may be residents of a country other than the United States, that some or all of the Underwriters or experts named in the registration statement, this prospectus supplement and the accompanying base prospectus may be residents of a country other than the United States, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” under Canadian securities laws, that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and filed with the SEC and with securities commissions and other similar authorities in Canada that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

•	the timing and closing of the offering;

•	the satisfaction of the conditions of closing of the offering, including the receipt, in a timely manner, of regulatory and other required approvals;

•	the use of proceeds of the offering;

•	the Company’s ability to sustain its fixed costs at $1,400,000 to $1,600,000 per quarter for the foreseeable future;

•	the ability to fund the Company’s currently planned programs into 2018;

•	the potential monetization of our non-core assets, including our mill equipment which is for sale;

•	our plan to not introduce immediate changes to the business or forecasted spending;

•	our expectation that future R&D grants from the Government of Australia, if any, will be significantly smaller than those received in 2015 and 2016;

•	our belief that we have positioned the Company to judiciously pursue near-term value creating opportunities;

•	the nature and magnitude of future discretionary programs, if any, and the availability of funding for such programs;

•	our ability to quickly advance our Mt Todd gold project in Northern Territory, Australia (“Mt Todd”) to development when economic conditions permit;

•	our cautious optimism that that the bear market in the sector may be ending;

•	estimates of future operating and financial performance;

S-2

•	potential funding requirements and sources of capital, including near-term sources of additional cash;

•	our expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

•	our intention to continue cost management efforts;

•	our expectation that market conditions will not improve for the foreseeable future;

•	our planned deferral of significant development programs until market conditions improve;

•	our potential ability to generate proceeds from operations or the disposition of our assets;

•	the timing, performance and results of feasibility studies;

•	our potential entry into agreements to find, lease, purchase, option or sell mineral interests;

•	plans to focus our efforts on Mt Todd;

•	plans for the evaluation and advancement of Mt Todd;

•	our expectation that technical and exploration programs at Mt Todd will increase the value of Mt Todd

•	our ability to complete the Mt Todd feasibility study within six months of commencement;

•	the feasibility of Mt Todd;

•	our expectation of Mt Todd’s impact, including environmental and economic impacts;

•	plans and estimates concerning potential project exploration and development, including the use of high pressure grinding roll crushers and access to a water supply, as well as the ability to obtain required permits;

•	our belief that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and regulations in all of the jurisdictions in which we operate;

•	our belief that we maintain reasonable amounts of insurance;

•	estimates of mineral reserves and mineral resources;

•	our intention to seek partners to advance the Guadalupe de los Reyes project;

•	potential changes in regulations or taxation initiatives;

•	our descriptions of our potential mining operations and the anticipated timing; and

•	our expectation that we will continue to be a passive foreign investment company (“PFIC”).

Forward-looking statements and forward-looking information have been based upon the Company’s current business and operating plans, as approved by the Company’s board of directors; the business’ cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; current market conditions and project development plans. The words “estimate”, “plan”, “anticipate”, “contemplate”, “scheduled”, “expect”, “intend”, “believe”, “will”, “may”, “would” and similar expressions are intended to identify forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from actual results, performance or achievements. The factors which may cause these differences include risks such as:

•	our ability to raise additional capital or raise funds from the sale of non-core assets on favorable terms, if at all;

•	pre-feasibility and feasibility study results and preliminary assessment results and the accuracy of estimates and assumptions on which they are based;

S-3

•	resource and reserve estimate results, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;

•	technical and operational feasibility and the economic viability of deposits;

•	our ability to obtain, renew or maintain the necessary authorizations and permits for Mt Todd, including for its development plans and operating activities;

•	the timing and results of a feasibility study on Mt Todd;

•	delays in commencement of construction at Mt Todd;

•	our ability to secure the necessary permits for Mt Todd;

•	increased costs that affect our operations or our financial condition;

•	our reliance on third parties to fulfill their obligations under agreements with us;

•	whether projects not managed by us will comply with our standards or meet our objectives;

•	a shortage of skilled labor, equipment and supplies;

•	whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;

•	trading price of our securities and our ability to raise funds in new share offerings due to future sales of common shares in the public or private market;

•	the lack of cash dividend payments by us;

•	the success of future joint ventures, partnerships and other arrangements relating to our properties;

•	industry consolidation which could result in the acquisition of a control position in the Company for less than fair value;

•	the market price of the securities held by us;

•	our ability to timely monetize our interest in Midas Gold Corp.;

•	perception of potential environmental impact of Mt Todd;

•	reclamation liabilities, including reclamation requirements at Mt Todd;

•	our history of losses from operations;

•	future water supply at Mt Todd;

•	litigation or other legal claims;

•	environmental lawsuits;

•	lack of adequate insurance to cover potential liabilities;

•	our ability to attract, retain and hire key personnel;

•	fluctuations in the price of gold;

•	volatility in our stock price;

•	inherent hazards of mining exploration, development and operating activities;

•	the accuracy of calculations of mineral reserves, mineral resources and mineralized material fluctuations therein based on metal prices, and inherent vulnerability of the ore and recoverability of metal in the mining process;

S-4

•	changes in environmental regulations to which our exploration and development operations are subject;

•	changes in climate change regulations could result in increased operating costs;

•	intense competition in the mining industry;

•	potential challenges to the title to our mineral properties;

•	political and economic instability in Mexico;

•	tax initiatives on domestic and international levels;

•	fluctuation in foreign currency values; and

•	our likely status as a PFIC for U.S. federal tax purposes.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” beginning of page S-9 of this prospectus supplement and on page 5 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” section in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurances that the statements or information will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements and information. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. Investors should review our subsequent reports filed with the SEC and Canadian securities authorities on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all forward-looking statements and forward-looking information by these cautionary statements.

S-5

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of the principal features of this offering and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus filed by us and the documents incorporated by reference herein and therein, including the information under “Risk Factors’’ beginning on page S-9 of this prospectus supplement and page 5 of the accompanying base prospectus. Unless otherwise indicated, the information in this prospectus supplement assumes that the Underwriters will not exercise their Over-Allotment Option to purchase additional Units.

Business of the Company

We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration.  We look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies focused on optimizing previous engineering work.

Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia where we continue to work to identify opportunities to improve project economics with the goal of moving the project closer to development. Completion of a feasibility study or the development of the project is not justified at this time due to the current low gold price. With the completion of the environmental impact statement in 2014 and the previous completion of a significant amount of the project engineering and design, much of which is contained in the previously released preliminary feasibility study, management believes that the permitting risk is substantially reduced and the potential development timeline at Mt Todd is well defined. We believe that we are well positioned to move forward quickly with the completion of the Mt Todd feasibility study, subject to sustained improvement in gold prices.

We do not currently generate cash flows from mining operations. Since 2013, we have financed our business without significant share dilution and we have significantly reduced our costs to ensure that the Company remained liquid during the down-turn in the gold market.

Corporate Information

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” It amalgamated with Pecos Resources Ltd. during June 1985 and continued as Granges Exploration Ltd.  In June 1989, Granges Exploration Ltd. changed its name to Granges Inc.  Granges Inc. amalgamated with Hycroft Resources & Development Corporation during May 1995 and continued as Granges Inc. Effective November 1996, Da Capo Resources Ltd. and Granges Inc. amalgamated under the name “Vista Gold Corp.” and, effective December 1997, Vista continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory).  On June 11, 2013, Vista Gold continued from the Yukon Territory, Canada to British Columbia, Canada under the Business Corporations Act (British Columbia). The current addresses, telephone and facsimile numbers of our offices are:

Executive Office	Registered and Records Office
Suite 5 - 7961 Shaffer Parkway	1200 Waterfront Centre – 200 Burrard Street
Littleton, Colorado, USA 80127	Vancouver, British Columbia, Canada V7X 1T2
Telephone: (720) 981-1185	Telephone: (604) 687-5744
Facsimile: (720) 981-1186	Facsimile: (604) 687-1415

S-6

The Offering

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of the Offered Shares and Warrants. For a more complete description of our Units, see the section entitled “Description of the Securities Distributed” in this prospectus supplement.

Issuer:	Vista Gold Corp.

Offering:

Units

Each Unit consists of one Offered Share and one-half of one Warrant. Each whole Warrant will entitle the holder to purchase a Warrant Share at a price of $1.92 per Warrant Share at any time following the closing of the offering until 4:30 p.m. (Toronto Time) on the date that is 36 months after the closing of this offering. The Warrants shall be issued pursuant to a warrant indenture to be entered into between us and Computershare Trust Company of Canada, as warrant agent.

Amount:	$15,050,000

Price to the Public:	$1.40 per Unit

Over-Allotment Option:	We have granted to the Underwriters an Over-Allotment Option, exercisable in whole or in part at any time one business day prior to the closing date of this offering, to purchase at the public offering price up to 1,612,500 Additional Units (15% of the Units issued under the offering) to cover over-allotments, if any.

Common Shares Outstanding(1):	Prior to the offering: 82,904,132 common shares

After the offering: 93,654,132 common shares (2)(3)

Underwriters Commission:	We have agreed to pay the Underwriters a commission equal to $0.084 for each Unit sold pursuant to this offering (other than certain Units that are subject to an agreed upon president’s list for which the fee will be $0.042 per Unit). See the section entitled “Plan of Distribution” in this prospectus supplement. In addition, we have agreed to issue up to 322,500 Underwriters’ Warrants to the Underwriters (370,875 Underwriters’ Warrants assuming exercise of the Over-Allotment Option in full) (other than with respect to an agreed upon president’s list for which the number of Underwriters’ Warrants will be 1.5% of the number of Units sold). Each Underwriters’ Warrant entitles its holder to purchase one common share (each, a “Underwriter Warrant Share”) on the same terms as the Warrants.

Use of Proceeds:

The net proceeds from the sale of the Units in this offering are estimated to be approximately $13.6 million ($15.7 million if the Over-Allotment Option is exercised in full), based on a public offering price of $1.40 per Unit and after deducting the underwriting commission and estimated offering expenses. We intend to use the net proceeds from this offering to pursue completion of the permitting and to perform selected technical studies that we believe will further de-risk the Mt Todd gold project, enhance the economics of Mt Todd and prepare it for development if and when economic conditions warrant, and for working capital requirements and/or for other general corporate purposes. See the section entitled “Use of Proceeds” on page S-31 in this prospectus supplement.

Risk Factors:	Investing in the Units involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and the “Risk Factors” section on page 5 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” sections of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC and Canadian securities authorities.

S-7

Tax Considerations:	Purchasing our Units may have tax consequences in the United States and Canada. This prospectus supplement and the accompanying base prospectus may not describe these consequences fully. Investors should read the tax discussion in this prospectus supplement and consult with their tax advisor. See the sections entitled “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations” in this prospectus supplement.

Listing Symbol:

Our common shares are listed for trading on the NYSE MKT and the TSX, in each case under the symbol “VGZ.”

There is no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased under this prospectus supplement and the accompanying base prospectus.

Notes:

(1)	These figures do not include options outstanding to purchase up to 1,590,000 common shares at a weighted average exercise price of $1.07 per share (1,343,750 of which are exercisable as of the date hereof), 4,547,876 common shares underlying unvested restricted stock units with a weighted average grant date fair value of $0.44 per share.

To the extent any such options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional common shares or securities exercisable for or convertible into common shares, there will be future dilution to new investors. As of the date of this prospectus supplement, there are 2,152,537 common shares available for issuance under our equity incentive plans.

(2)	Does not include up to 5,375,000 Warrant Shares issuable upon exercise of Warrants issued pursuant to this offering. Assuming the exercise of all the Warrants, the aggregate common shares outstanding would be 99,029,132. Also does not assume the exercise of the Over-Allotment Option. Assuming the exercise of the Over-Allotment Option in full for Additional Units, the aggregate common shares outstanding would be 95,266,632 and assuming the exercise of all the Warrants and Additional Warrants underlying the Additional Units, would be 101,447,882.

(3)	Does not include up to 322,500 Underwriter Warrant Shares issuable upon exercise of the Underwriters’ Warrants, issued pursuant to this offering or up to 48,375 Underwriter Warrant Shares issuable upon exercise of the Underwriters’ Warrants in connection with the exercise of the Over-Allotment Option, if any. Assuming the exercise of the Over-Allotment Option in full for Additional Units and full exercise of all Warrants and the Underwriters’ Warrants, the aggregate common shares outstanding would be 101,818,757.

S-8

RISK FACTORS

Investing in our Units involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before investing in our Units. If any of the following risks actually occurs, our business could be harmed. The risks and uncertainties described below are not the only ones faced by the Company. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common shares.

The following is a short description of the risks and uncertainties which are more fully described under the section entitled “Risk Factors” beginning on page 4 in the accompanying base prospectus:

•	We cannot be assured that our Mt Todd gold project is feasible or that a feasibility study will accurately forecast operating results.

•	Our Mt Todd gold project requires substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

•	If we decide to construct the mine at our Mt Todd gold project, we will be assuming certain reclamation obligations resulting in a material financial obligation.

•	We may not be able to get the required permits to begin construction at our Mt Todd gold project in a timely manner or at all.

•	There may be other delays in the construction of our Mt Todd gold project.

•	We cannot be assured that we will have an adequate water supply at our Mt Todd gold project.

•	We could incur substantial costs or disruptions to our business if we cannot obtain, renew or maintain the necessary authorizations and permits.

•	We rely on third parties to fulfil their obligations under agreements.

•	Our exploration and development operations are subject to evolving environmental regulations.

•	We could be subject to environmental lawsuits.

•	There may be challenges to our title to mineral properties.

•	Our interests in Mexico and Indonesia are subject to risks from political and economic instability.

•	We may be unable to raise additional capital on favorable terms, if at all.

•	A substantial or extended decline in gold prices would have a material adverse effect on the value of our assets, on our ability to raise capital and could result in lower than estimated economic returns.

•	We have a history of losses, and we do not expect to generate earnings from operations or pay dividends in the near term.

•	We cannot be certain that any of our exploration and development activities or any acquisition activities will be commercially successful.

•	We face intense competition in the mining industry.

•	The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

•	Currency fluctuations may adversely affect our costs.

•	Our R&D Grants may be subject to review.

•	The Company is likely a “passive foreign investment company,” which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

•	There is lack of a public market for the Warrants.

S-9

•	Cost inflation could negatively affect the long-term viability of our industry.

•	Calculations of mineral reserves and mineral resources are estimates only and subject to uncertainty.

•	Feasibility and other studies are estimates only and subject to uncertainty.

•	Regulations and pending legislation involving climate change could result in increased operating costs.

Development of mineral projects requires geologic, metallurgic, engineering, title, environmental, economic, financial and other assessments and assumptions that maybe materially incorrect and/or may not occur as expected.

The exploration and development of mineral properties is based in large part on geologic, metallurgic, engineering, title, environmental, economic and financial assessments made by us and our personnel as well as independent consultants and advisors we may hire. These assessments include a series of assumptions regarding such factors as the ore bodies, grades, recoverability, regulatory and environmental restrictions, future prices of currencies, commodities, operating costs, future capital expenditures and royalties and other government levies which will be imposed over the producing life of the mineral reserves and mineral resources. Many of these factors are subject to change and are beyond our control. All such assessments involve a measure of geologic, metallurgic, engineering, environmental, regulatory, political, economic and financial uncertainty that could result in lower production and lower mineral reserves and mineral resources or higher operating or capital expenditures than anticipated or unanticipated difficulty in obtaining required permits or complying with regulatory or environmental requirements.

Additional Risks Related to the Offering

Liquidity of the Warrants.

There is no market through which the Warrants may be sold, and we do not intend to apply to list the Warrants on the TSX or NYSE MKT. It is not possible to predict the price at which the Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent Warrants are exercised, the number of Warrants outstanding will decrease, resulting in diminished liquidity for such remaining outstanding Warrants. A decrease in the liquidity of the Warrants may cause, in turn, an increase in the volatility associated with the price of the Warrants. To the extent that the Warrants become illiquid, an investor may have to exercise such Warrants to realise value.

Positive return not guaranteed.

A positive return on an investment in the Units is not guaranteed. There is no guarantee that an investment in the Units will earn any positive return in the short term or long term. An investment in the Units involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Units is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

Investors will have no rights as a shareholder with respect to their Warrants until they exercise their Warrants and acquire our common shares.

Until you acquire common shares upon exercise of your Warrants, you will have no rights with respect to the Common Shares underlying such Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

The net proceeds of this offering may be reallocated by management

We currently intend to allocate the net proceeds to be received from this Offering as described under the heading “Use of Proceeds.” However, management will have broad discretion in the actual application of the net proceeds, and may elect to allocate net proceeds differently from that described under the heading “Use of Proceeds” if it believes it would be in the Company’s best interest to do so. The Company’s shareholders, including holders of the Offered Shares, may not agree with the manner in which management chooses to allocate and spend the net proceeds. The failure by management to apply these funds effectively could have a material adverse effect on the Company’s business.

S-10

The results of the United Kingdom’s referendum on withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business.

In June 2016, a majority of voters in the United Kingdom elected to withdraw from the European Union in a national referendum. The referendum was advisory, and the terms of any withdrawal are subject to a negotiation period that could last at least two years after the government of the United Kingdom formally initiates a withdrawal process. Nevertheless, the referendum has created significant uncertainty about the future relationship between the United Kingdom and the European Union, including with respect to the laws and regulations that will apply as the United Kingdom determines which European Union laws to replace or replicate in the event of a withdrawal. The referendum has also given rise to calls for the governments of other European Union member states to consider withdrawal. These developments, or the perception that any of them could occur, have had and may continue to have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Any of these factors could depress economic activity and restrict our access to capital, which could have a material adverse effect on our business, financial condition and results of operations and reduce the price of our securities.

Potential Dilution

Our constating documents allow us to issue an unlimited number of common shares for such consideration and on such terms and conditions as shall be established by the board of directors, in many cases, without the approval of shareholders. We may issue common shares in offerings from treasury (including through the sale of securities convertible into or exchangeable for common shares) and on the exercise of stock options or other securities exercisable for common shares. We cannot predict the size of future issuances of common shares or the effect that future issuances and sales of common shares will have on the market price of the common shares. Issuances of a substantial number of additional common shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the common shares. With any additional issuance of common shares, investors will suffer dilution to their voting power and we may experience dilution.

The Company is likely a “passive foreign investment company,” which may have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of the Offered Shares, the Warrants and the Warrant Shares should be aware that the Company believes it was classified as a PFIC during the taxable year ended December 31, 2015, and based on current business plans and financial projections, management believes there is a significant likelihood that the Company will be a PFIC during the current taxable year. If the Company is a PFIC for any year during a U.S. shareholder's holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Offered Shares, Warrants and Warrant Shares, or any “excess distribution” received on their Offered Shares, Warrants and Warrant Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the shareholder makes a timely and effective “qualified electing fund” election (“QEF Election”) or a “mark-to-market” election. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders. However, U.S. shareholders should be aware that there can be no assurance that the Company will satisfy the record keeping requirements that apply to a QEF Election, or that the Company will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that the Company is a PFIC and a U.S. shareholder wishes to make a QEF Election. Thus, U.S. shareholders may not be able to make a QEF Election. A U.S. shareholder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer's basis therein. In addition, special PFIC rules may apply to Warrants and Warrant Shares acquired upon exercise of such Warrants, and certain of the elections described above may not be available with respect to Warrants and Warrant Shares. This paragraph is qualified in its entirety by the discussion below under the heading “Material United States Federal Income Tax Considerations.” Each U.S. shareholder should consult his, her or its own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Offered Shares, the Warrants and the Warrant Shares.

S-11

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

The Company presents its consolidated financial statements in United States dollars. All references in this prospectus supplement to “dollars” and “$” are to United States dollars and all references to “Cdn$” are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed by us have been prepared in accordance with United States generally accepted accounting principles.

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

Year Ended December 31
	2016(1)	2015	2014	2013
High	Cdn$1.4589	Cdn$1.3990	Cdn$1.1643	Cdn$1.0697
Low	Cdn$1.2544	Cdn$1.1728	Cdn$1.0614	Cdn$0.9839
Average	Cdn$1.3266	Cdn$1.2787	Cdn$1.1045	Cdn$1.0299
End of Period	Cdn$1.3089	Cdn$1.3840	Cdn$1.1601	Cdn$1.0636

(1)	Through August 2, 2016

On August 2, 2016, the noon buying rate reported by the Bank of Canada was $1.00 = Cdn$1.3089.

MT TODD PROJECT

Mt Todd Gold Project, Northern Territory, Australia

The following provides certain additional information for the Mt Todd gold project. Further information on the Mt Todd gold project is set out in the technical report entitled “NI 43-101 Technical Report – Mt. Todd Gold Project 500,000 tpd Preliminary Feasibility Study Northern Territory, Australia” with an effective date of May 29, 2013 and an issue date of June 28, 2013 and an amended and restated date of July 7, 2014.

Water Treatment and Discharge Program

Under our approved Waste Discharge License (WDL) from the Northwest Territory Government, treatment and discharge of metalliferous water initiated during the 2012-2013 wet season has continued for each wet season including the 2015-2016 wet season. These water treatment and discharge programs have resulted in an approximately 25% reduction of metalliferous water inventory at site since inception.

Mining Operations as Currently Proposed

The Batman deposit will be mined using conventional open pit mining methods. The mining operations will consist of drilling, blasting, loading, and hauling using conventional mining equipment, including large excavators and mine trucks. The final designed open pit has been developed using commercially available Geovia’s Whittle software which incorporates all of the physical (pit slope and rock mechanics data) and economic parameters (direct operating costs, recoveries, refining charges, royalties, and other contracts, if applicable) necessary to develop an economically feasible open pit.

Non-drill Related Exploration

In addition to the exploration completed by drilling, a number of other exploration tools have been utilized in the development of the Batman deposit resource model. An aero-magnetic geophysical survey was completed that was used to better understand the relationship of the mineral deposit to the surrounding granitic intrusions. Surface rock chip and soil geochemical samples were used to assist in the definition of the aerial extent of the Batman deposit. Structural analysis was completed in the form of a lineament study to better understand the fracturing and faulting present.

All of these data, along with the drill hole data, are incorporated into the Batman geologic model which was used to estimate the gold resources.

S-12

USE OF PROCEEDS

The net proceeds from the sale of the Units in this offering are estimated to be approximately $13.6 million, based on a public offering price of $1.40 per Unit and after deducting the underwriting commission and estimated offering expenses of $1.4 million ($15.7 million if the Over-Allotment Option is exercised in full). We intend to allocate the net proceeds from the offering, including the net proceeds from the exercise of the Warrants and the Underwriters’ Warrants, if any, and the exercise of the Over-Allotment Option, if any, to pursue completion of the permitting and to perform selected technical studies that we believe will further de-risk our Mt Todd gold project, enhance the economics of Mt Todd and fully prepare it for development if and when economic conditions warrant; and for working capital requirements and/or for other general corporate purposes which include costs of corporate development initiatives, ongoing regulatory, legal and accounting expenses, and management and administrative expenses.

Until such time as the net proceeds of the offering are used as described above, we intend to invest the net proceeds primarily in short-term U.S. and/or Australian government treasury bills and/or notes, Federal Deposit Insurance Corporation insured certificates of deposit or other substantially similar secure deposits. Interest earned will be retained by us and used in the same manner as net proceeds from the sale of the Units.

As we advance our business plan, we may, from time to time, issue additional common shares or other securities through other offerings of securities.

Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the use of proceeds allocated above to invest in property acquisitions or complete other corporate activities.

CONSOLIDATED CAPITALIZATION

Since July 10, 2014, there have been no changes to our share capital, on a consolidated basis, except 628,915 common shares were issued upon the vesting of restricted stock units.

The following table sets forth our cash and cash equivalents and consolidated capitalization as at December 31, 2015 and June 30, 2016 on an actual basis and as adjusted to give effect to the distribution of the Units offered hereunder after deducting the Underwriters’ commission and the estimated expenses of the offering payable by us (assuming no exercise of the Over-Allotment Option) and the application of the net proceeds from this offering as described under the section entitled “Use of Proceeds.”

The table should be read in conjunction with our audited annual consolidated financial statements for the year ended December 31, 2015, our unaudited consolidated financial statements as at and for the three months ended June 30, 2016, including the notes thereto, and the management’s discussion and analysis thereof, incorporated in each case by reference in this prospectus supplement and the accompanying base prospectus.

	As at December 31, 2015(1)	As at June 30, 2016(2)	As at June 30, 2016 after giving effect to the issuance of the Units(2) (3) (4)
	(in USD thousands, except for share amounts)
Cash, cash equivalents	$902	$1,354	$14,946
Outstanding share capital (unlimited authorized)	438,900 (82,883,562 common shares)	439,208 (82,904,132 common shares)	452,800 (93,654,132 common shares)
Accumulated deficit	$(411,800)	$(410,877)	$(410,877)
Total shareholder’s equity	$27,065	$28,360	$41,952

Notes:

(1)	These figures do not include options outstanding to purchase up to 2,257,500 common shares at a weighted average exercise price of $1.60 per share (2,011,250 of which were exercisable as of December 31, 2015), 4,085,446 common shares underlying unvested restricted stock units with a weighted average grant date fair value of $0.44 per share.

S-13

(2)	These figures do not include options outstanding to purchase up to 1,590,000 common shares at a weighted average exercise price of $1.07 per share (1,343,750 of which were exercisable as of June 30, 2016), 4,547,876 common shares underlying unvested restricted stock units with a weighted average grant date fair value of $0.44 per share.

(3)	Prior to the exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, cash and cash equivalents, outstanding share capital, accumulated deficit during the exploration stage and total shareholder’s equity would be $17,068, $454,922, $410,877 and $44,074, respectively. Also does not assume the exercise of the Warrants and any Additional Warrants underlying the Over-Allotment Option. If the Warrants and Additional Warrants (assuming the Over-Allotment Option is exercised in full) are exercised in full, cash and cash equivalents, outstanding share capital, accumulated deficit during the exploration stage and total shareholder’s equity would be $29,648, $467,502, $410,877 and $56,654, respectively.

(4)	These figures do not include up to 322,500 Underwriters’ Warrants to be issued to the Underwriters (370,875 Underwriters’ Warrants assuming exercise of the Over-Allotment Option in full), each exercisable to purchase one Underwriter Warrant Share at a price of $1.92 for a period of 36 months from the closing of the Offering.

DIVIDEND POLICY

We have never declared or paid any dividends on our common shares. Our current intention is to retain our earnings, if any, to finance the growth and development of our business and we do not expect to pay dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF THE SECURITIES DISTRIBUTED

Description of Units

The offering consists of 10,750,000 Units of the Company, each Unit consisting of one common share and one-half of one Warrant to purchase a Warrant Share. The Units will be issued at the public offering price of $1.40 per Unit.

Offered Shares and Warrant Shares

The Offered Shares and the Warrant Shares will have all of the characteristics, rights and restrictions of our common shares. We are authorized to issue an unlimited number of common shares, without par value, of which 82,904,132 are issued and outstanding as at the date of this prospectus supplement. Holders of common shares are entitled to one vote per common share at all meetings of shareholders, to receive dividends as and when declared by our directors and to receive a pro rata share of our assets available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the common shares.

Warrants

The Warrants will be created and issued pursuant to, and governed by, the terms of the warrant indenture (the “Warrant Indenture”) between us and Computershare Trust Company of Canada (the “Warrant Agent”), to be entered into and dated as of the closing date of this offering. The following summary of certain provisions of the Warrant Indenture does not purport to be complete and is subject in its entirety to the detailed provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for the full text of the attributes of the Warrants, which we will file on SEDAR under our profile at www.sedar.com and with the SEC on a Form 8-K following the closing of this offering. We have appointed the principal transfer offices of the Warrant Agent in Vancouver, British Columbia as the location at which Warrants may be surrendered for exercise or transfer.

The Offered Shares and the Warrants comprising the Units will separate immediately upon the closing of this offering. Each whole Warrant will entitle the holder to purchase one Warrant Share at a price of $1.92. The exercise price and the number of Warrant Shares issuable upon exercise are both subject to adjustment in certain circumstances as more fully described below. The Warrants will be exercisable at any time prior to 4:30 p.m. (Toronto Time) on that date which is 36 months after the closing of this offering, after which time the Warrants will expire and become null and void. The exercise price for the Warrants is payable in United States dollars. The Warrant Indenture will provide that, subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, we will be entitled to purchase in the market, by private contract or otherwise, all or any of the Warrants then outstanding, and any Warrants so purchased will be cancelled.

S-14

The Warrant Indenture will provide for adjustment in the number of Warrant Shares issuable upon the exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events, including: (i) the issuance of our common shares or securities exchangeable for or convertible into our common shares to all or substantially all of the holders of our common shares as a stock dividend or other distribution (other than a distribution of our common shares upon the exercise of Warrants); (ii) the subdivision, redivision or change of our common shares into a greater number of shares; (iii) the reduction, combination or consolidation of our common shares into a lesser number of shares; (iv) the issuance to all or substantially all of the holders of our common shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase our common shares, or securities exchangeable for or convertible into our common shares; and (v) the issuance or distribution to all or substantially all of the holders of the common shares or shares of any class other than our common shares, rights, options or warrants to acquire our common shares or securities exchangeable or convertible into our common shares, of evidences of indebtedness, or any property or other assets.

We provide certain buy-in rights to a holder if we fail to deliver the Warrant Shares by three trading days after the later of delivery to the Company of the notice of exercise or the aggregate exercise price (or notice of a cashless exercise). The buy-in rights apply if after the trading day after the date on which the holder satisfies all of the requirements for exercise, the holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the holder of the Warrant Shares that the holder anticipated receiving from the Company upon exercise of the Warrant. In this event, we will:

(i)	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of Warrant Shares, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

(ii)	at the election of holder, either (A) reinstate the portion of the Warrant as to such number of Warrant Shares, or (B) deliver to the holder a certificate or certificates representing such number of Warrant Shares.

The Warrant Indenture will also provide for adjustment in the class and/or number of securities issuable upon the exercise of the Warrants and/or exercise price in the event of the following additional events: (1) reclassifications of our common shares or a capital reorganization of the Company (other than as described in clauses (i) to (iii) above; (2) consolidations, amalgamations, arrangements or mergers of the Company with or into another entity; or (3) the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity.

No adjustment in the exercise price or the number of Warrant Shares purchasable upon the exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or the number of Warrant Shares purchasable upon exercise by at least one one-hundredth of a Warrant Share. Furthermore, no adjustment will be made in the right to acquire our common shares attached to the Warrants if an issue of our common shares is being made in connection with a share incentive plan for the benefit of directors, officers, employees, consultants or our other service providers, or the satisfaction of existing instruments issued as of the date of the Warrant Indenture.

We will also covenant in the Warrant Indenture that, during the period in which the Warrants are exercisable, we will give notice to holders of Warrants of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants, at least 14 days prior to the record date or effective date, as the case may be, of such event.

No fractional Warrant Shares will be issued or otherwise provided pursuant to the Warrant Indenture. The Warrants may only be exercised in a sufficient number to acquire whole numbers of our common shares and no cash or other consideration will be paid in lieu of fractional shares. Holders of Warrants will not have any voting or pre-emptive rights, redemption or any other rights which holders of our common shares have.

The Warrant Indenture also provides that we will use our reasonable best efforts to maintain the registration statement or another registration statement relating to the Warrant Shares effective until the earlier of the expiration date of the Warrants and the date on which no Warrants remain outstanding (provided, however, that nothing shall prevent our amalgamation, arrangement, merger or sale, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Warrants are still outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume our obligations under the Warrant Indenture). If no such registration statement is effective, no person holding Warrants will be permitted to exercise Warrants, unless an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and applicable state securities laws is available. During any such period, any person holding Warrants may give notice of his/her desire to exercise the Warrants, at which time we will permit the cashless exercise of the Warrants and issue such number of Warrant Shares calculated pursuant to the provisions of the Warrant Indenture, provided that such Warrant Shares shall not be subject to any transfer restrictions in the United States or Canada. If no such registration statement is effective, we will notify the Warrant Agent in accordance with the provisions of the Warrant Indenture.

S-15

From time to time we, along with the Warrant Agent, without the consent of the holders of Warrants, may amend or supplement the Warrant Indenture for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder of Warrants. Any amendment, modification, arrangement or supplement to the Warrant Indenture that adversely affects the interests of the holders of the Warrants may only be made by “extraordinary resolution”, which is defined in the Warrant Indenture as a resolution either: (1) passed at a meeting of the holders of Warrants at which there are holders of Warrants present in person or represented by proxy holding at least 20% of the aggregate number of common shares that could be acquired and passed by the affirmative vote of holders of Warrants representing not less than 66⅔% of the aggregate number of our common shares that could be acquired at the meeting and voted on the poll upon such resolution; or (2) adopted by an instrument in writing signed by the holders of Warrants representing not less than 66⅔% of the aggregate number of our common shares that could be acquired.

Underwriters’ Warrants

We have agreed to issue the Underwriters’ Warrants to the Underwriters. The Underwriters’ Warrants will be exercisable to acquire that number of common shares equal to 3% of the aggregate number of common shares issued pursuant to this offering (other than with respect to an agreed upon president’s list for which the number of Underwriters’ Warrants will be 1.5% of the number of common shares purchased in the offering). Each Underwriter Warrant shall entitle the holder to purchase one common share at $1.92 at any time on or before the date which is 36 months after the closing date of this offering. The Underwriters’ Warrants will have the same terms as the Warrants, and the Underwriter Warrant Shares are identical to those common shares issued pursuant to this offering. The material terms and provisions of the Warrants are summarized herein, which summary is subject to and qualified in its entirety by the form of Warrant and the Warrant Indenture, which we will file on SEDAR under our profile at www.sedar.com and with the SEC on a Form 8-K following the closing of this offering

MARKET FOR COMMON SHARES

Our common shares are listed on the NYSE MKT and the TSX in each case under the symbol “VGZ”. The majority of the trading of our common shares takes place on the NYSE MKT. The following table sets out the reported high and low sale prices and volume of sales traded by month for the periods indicated in the United States on the NYSE MKT, and in Canada on the TSX.

NYSE MKT ($)
Month	High	Low	Volume
2015
July	$0.33	$0.24	3,358,300
August	$0.31	$0.27	2,616,300
September	$0.32	$0.25	1,931,500
October	$0.37	$0.28	1,957,500
November	$0.30	$0.26	880,100
December	$0.33	$0.27	1,933,600
2016
January	$0.33	$0.27	1,631,400
February	$0.50	$0.28	7,153,800
March	$0.58	$0.43	5,695,100
April	$0.89	$0.44	12,593,300
May	$0.89	$0.64	12,395,300
June	$2.06	$0.66	52,318,900
July	$2.05	$1.21	35,455,600
August 1-2	$1.72	$1.53	2,397,800

S-16

On August 2, 2016, the closing price of our common shares on the NYSE MKT was $1.55 per common share.

TSX (Cdn$)
Month	High	Low	Volume
2015
July	Cdn$0.40	Cdn$0.31	121,500
August	Cdn$0.40	Cdn$0.33	139,600
September	Cdn$0.41	Cdn$0.34	135,300
October	Cdn$0.47	Cdn$0.38	109,700
November	Cdn$0.40	Cdn$0.35	92,100
December	Cdn$0.47	Cdn$0.35	254,700
2016
January	Cdn$0.45	Cdn$0.39	194,300
February	Cdn$0.69	Cdn$0.39	519,300
March	Cdn$0.80	Cdn$0.58	565,900
April	Cdn$1.15	Cdn$0.57	792,700
May	Cdn$1.15	Cdn$0.81	875,500
June	Cdn$2.73	Cdn$0.87	2,666,600
July	Cdn$2.60	Cdn$1.60	2,361,900
August 1-2	Cdn$2.23	Cdn$2.04	77,400

On August 2, 2016, the closing price of the common shares on the TSX was Cdn$2.04 per common share.

PRIOR SALES

The following table sets forth, for the 12-month period prior to the date of this prospectus supplement, details of the price at which securities have been issued by us, the number and type of securities issued and the date on which such securities were issued:

Date of Issue	Type of Securities	No. of Securities	Issue or Exercise Price per Security	Description of Transaction
August 4, 2015	Common Shares	115,586	n/a	Vested RSU’s
August 9, 2015	Common Shares	185,500	n/a	Vested RSU’s
September 14, 2015	Common Shares	192,259	n/a	Vested RSU’s
March 5, 2016	Common Shares	20,570	n/a	Vested RSU’s

S-17

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Units acquired pursuant to this prospectus supplement, the acquisition, ownership, and disposition of Offered Shares acquired as part of the Units, the exercise, disposition, and lapse of Warrants acquired as part of the Units, and the acquisition, ownership, and disposition of Warrant Shares received upon exercise of the Warrants.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of Units pursuant to this Offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Units, Offered Shares, Warrants, and Warrant Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, U.S. court decisions and the United States-Canada tax convention (“U.S. Treaty”), that are in effect and available as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Units, Offered Shares, Warrants or Warrant Shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

S-18

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Units, Offered Shares, Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired Units, Offered Shares, Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Units, Offered Shares, Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); or (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of our outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are (a) U.S. expatriates or former long-term residents of the U.S., (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act (as defined below); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Units, Offered Shares, Warrants or Warrant Shares in connection with carrying on a business in Canada; (d) persons whose Units, Offered Shares, Warrants or Warrant Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the U.S. Treaty. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Units, Offered Shares, Warrants or Warrant Shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Units, Offered Shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares.

Tax Consequences Not Addressed

This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Acquisition of Units

There is no authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the Units, and, therefore, such treatment is not entirely clear. We intend to treat the acquisition by a U.S. Holder of a Unit as the acquisition of one Offered Share and one-half of one Warrant for U.S. federal income tax purposes. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Offered Share and one-half of one Warrant that comprise each Unit. For this purpose, we will allocate $1.316 of the purchase price for the Unit to the Offered Share and $0.1324 of the purchase price for each Unit to one-half of one Warrant.

Our view of the characterization of the Units, and the purchase price allocation, are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal tax consequences of an investment in a Unit (including alternative characterizations of a Unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the Units and the allocation described above are accepted for U.S. federal income tax purposes.

S-19

Passive Foreign Investment Company Rules

The following sections generally describe the U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Units, Offered Shares, Warrants or Warrant Shares if we are considered a PFIC at any time during a U.S. Holder’s holding period for the Offered Shares, Warrants or Warrant Shares.

We believe that we were classified as a PFIC for the tax year ended December 31, 2015, and, based on current business plans and financial expectations, we believe that we may be a PFIC for the current and future taxable years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year requires the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of such tax year and, as a result, our PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by us (or by one of our subsidiaries). Each U.S. Holder should consult its own tax advisor regarding our status as a PFIC and the PFIC status of each of our non-U.S. subsidiaries.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax, as discussed in the section below titled “Default PFIC Rules Under Section 1291 of the Code,” on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, in each case, as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Units, Offered Shares, Warrants or Warrant Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Units, Offered Shares, Warrants or Warrant Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of Offered Shares, Warrants and Warrant Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to Offered Shares or Warrant Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below. Under proposed Treasury Regulations that are prospectively effective until finalized, if a U.S. holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to a PFIC stock subject to the default rules of Section 1291 of the Code. Under the proposed Treasury Regulations, a U.S. Holder’s holding period for the Warrant Shares will begin on the date the U.S. Holder acquires the Units. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder may have to account for Warrant Shares and Offered Shares under the PFIC rules and the applicable elections differently.

S-20

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Offered Shares, Warrants and Warrant Shares and (b) any excess distribution received on the Offered Shares and Warrant Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Offered Shares and Warrant Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Offered Shares, Warrants and Warrant Shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such Offered Shares and Warrant Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder in respect of the U.S. Holder’s Offered Shares or Warrant Shares) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Offered Shares or Warrant Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds Offered Shares, Warrant Shares or Warrants, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Offered Shares and Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Offered Shares and Warrant Shares were sold on the last day of the last tax year for which we are a PFIC. No such election, however, may be made with respect to the Warrants.

In any year in which we are classified as a PFIC, a U.S. Holder of Offered Shares and Warrant Shares will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. It is unclear whether U.S. Holders will be required to file an annual report with the IRS with respect to their interests in Warrants. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year of the U.S. Holder’s holding period of its Offered Shares in which we are a PFIC generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Offered Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible. A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return.

S-21

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Offered Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Offered Shares.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. holder has an option, warrant or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder of Offered Shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder elects in the tax year in which such Warrant Shares are received to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value on the date such U.S. Holder acquired them by exercising the corresponding Warrant. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the Units, Offered Shares, Warrants, and Warrant Shares.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with a PFIC Annual Information Statement or other information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Offered Shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to Offered Shares and Warrant Shares only if the Offered Shares and Warrant Shares are marketable stock. The Offered Shares and Warrant Shares generally will be “marketable stock” if the Offered Shares and Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Offered Shares and Warrant Shares are “regularly traded” as described in the preceding sentence, the Offered Shares and Warrant Shares are expected to be marketable stock. We believe that our common shares were “regularly traded” in the first two calendar quarters of 2016 and expect that the common shares will be “regularly traded” in the third calendar quarter of 2016. However, there can be no assurance that our common shares will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

S-22

Any Mark-to-Market Election made by a U.S. Holder for the Offered Shares will also apply to such U.S. Holder’s Warrant Shares. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to Offered Shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise of the Warrant. Because, under the proposed Treasury Regulations, a U.S. Holder’s holding period for Warrant Shares includes the period during which such U.S. Holder held the Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the exercise of the Warrant unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Units. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Offered Shares and Warrant Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Offered Shares. However, if a U.S. Holder does not make a Mark-to-Market Election and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Offered Shares and Warrant Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Offered Shares and any Warrant Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in the Offered Shares and any Warrant Shares. A U.S. Holder that makes a Mark-to-Market Election will recognize an ordinary loss in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Offered Shares and any Warrant Shares, over (ii) the fair market value of such Offered Shares and any Warrant Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Offered Shares and Warrant Shares to reflect the amount included in gross income or allowed as a loss because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Offered Shares and Warrant Shares in any taxable year in which we are a PFIC, any gain from the sale or other taxable disposition would be treated as ordinary income and any loss from such sale or other taxable disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Offered Shares and Warrant Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Offered Shares and Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

The following discussion is subject in its entirety to the rules described above under the heading "Passive Foreign Investment Company Rules."

S-23

Exercise of Warrants

A U.S. Holder will not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless, and to the extent that, cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant will be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. If, as anticipated, we are a PFIC, a U.S. Holder's holding period for the Warrant Share received on the exercise of a Warrant should begin on the date on which such U.S. Holder acquired its Warrants. If we are not a PFIC with respect to a U.S. Holder at the time the U.S. Holder exercises its Warrants, the holding period for the Warrant Shares received by the U.S. Holder will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held its Warrants.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares and Warrant Shares – Distributions on Offered Shares and Warrant Shares” below).

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares and Warrant Shares

The following discussion is subject in its entirety to the rules described above under the heading “Passive Foreign Investment Company Rules.”

S-24

Distributions on Offered Shares and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to Offered Shares or Warrant Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Offered Shares or Warrant Shares and thereafter as gain from the sale or exchange of such Offered Shares or Warrant Shares (see “Sale or Other Taxable Disposition of Offered Shares and Warrant Shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to the Offered Shares or Warrant Shares will constitute a dividend. Dividends received on Offered Shares or Warrant Shares generally will not be eligible for the “dividends received deduction.” Subject to applicable limitations and provided we are eligible for the benefits of the U.S. Treaty or the Offered Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we are not classified as a PFIC in the tax year of distribution or in the preceding tax year. As discussed above, under the heading “Passive Foreign Investment Company Rules,” we believe that we were classified as a PFIC for the tax year ended December 31, 2015, and, based on current business plans and financial expectations, we believe that we may be a PFIC for the current and future taxable years.

The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Offered Shares and Warrant Shares

Upon the sale or other taxable disposition of Offered Shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s adjusted tax basis in such Offered Shares or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Offered Shares or Warrant Shares have been held for more than one year.

Subject to the PFIC rules discussed above, preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Offered Shares, Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

S-25

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Offered Shares or Warrant Shares (or with respect to any deemed dividend on the Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation (including constructive dividends) should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Offered Shares, Warrant Shares or Warrants that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the Offered Shares and Warrant Shares, and net gains from the disposition of the Offered Shares, Warrants and Warrant Shares. Further, excess distributions treated as dividends, gains treated as excess distributions, and mark-to-market inclusions and deductions under the PFIC rules discussed above are all included in the calculation of net investment income.

U.S. Holders that are individuals or estates or trusts subject to this tax should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the Offered Shares, Warrants and Warrant Shares.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax law certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their Offered Shares, Warrants, and Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Offered Shares, Warrants and Warrant Shares generally may be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

S-26

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OFFERED SHARES, WARRANTS AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following fairly summarizes, as of the date of this prospectus supplement, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a purchaser who acquires a Unit consisting of one Offered Share and one half of one Warrant pursuant to this offering.

Each term in this summary that is otherwise undefined and first appears in quotation marks means that term as defined in the Tax Act.

This summary applies only to purchaser each of whom, at all material times for the purposes of the Tax Act,

•	beneficially owns each Offered Share and Warrant acquired pursuant to this offering and each Warrant Share acquired on exercise of a Warrant,
•	holds all the purchaser’s Offered Shares, Warrants, and Warrant Shares as capital property,
•	deals at arm's length and is not affiliated with the Company, the Underwriters, and each person to whom the purchaser disposes of an Offered Share, Warrant, or Warrant Share,
•	is not a “financial institution” for the purpose of the mark-to-market rules in the Tax Act or a “specified financial institution”,
•	has not elected to report its “Canadian tax results” in a currency other than Canadian currency,
•	is not a person or partnership an interest in which is a “tax shelter investment”,
•	is not a corporation resident in Canada that is controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act, and
•	has not entered into a “derivative forward agreement” in respect of any of the purchaser’s Offered Shares, Warrants, or Warrant Shares

(each such purchaser, a “Holder”).

A Holder’s Offered Shares, Warrant Shares and Warrants will generally be capital property of the Holder unless the Holder holds them in the course of carrying on a business of trading or dealing in securities or acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. A Resident Holder (as defined below under “Holders Resident in Canada”) whose Offered Shares or Warrant Shares might not otherwise qualify as capital property may be entitled to elect irrevocably under subsection 39(4) of the Tax Act that the Resident Holder’s Offered Shares, Warrant Shares, and every other “Canadian security” owned by the Resident Holder in the taxation year of the election or any subsequent taxation year be deemed to be capital property. Any Resident Holder who is considering making such an election should consult the Resident Holder’s tax advisers before doing so. An election under subsection 39(4) of the Tax Act is not available in respect of Warrants.

S-27

This summary is based on the current provisions of the Tax Act and the regulations thereunder (“Regulations”) in force as of the date hereof, all specific proposals to amend the Tax Act or Regulations publicly announced by or on behalf of the Minister of Finance (Canada) to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other change in any relevant law, administrative practice, or assessing policy, although no assurance can be given in these respects. This summary does not otherwise take into account or anticipate any change in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, and does not take into account any provincial, territorial or foreign tax laws.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations applicable to any particular Holder. It is not intended to be, and should not be construed as, legal or tax advice to any particular Holder. Accordingly, each Holder should consult the Holder’s own tax advisers with respect to the Canadian federal income tax consequences of acquiring, holding and disposing of Offered Shares, Warrants, and Warrant Shares applicable to the Holder’s particular circumstances.

Currency Conversion

Subject to certain exceptions that are not discussed herein, each Holder for the purposes of the Tax Act, determine each amount relating to the acquisition, holding or disposition of an Offered Share, Warrant, or Warrant Share (including dividends, adjusted cost base, and proceeds of disposition) in Canadian currency based on the relevant rate of exchange quoted by the Bank of Canada at noon on the date the amount first arose, or such other rate of exchange as is acceptable to the Minister.

Allocation of Cost

A Holder who acquires a Unit pursuant to this offering will be required to allocate the purchase price paid for the Unit on a reasonable basis to the cost of the Offered Share and the [one-half] Warrant that comprise the Unit.

Management of the Company advises that the Company intends for its purposes to allocate US$1.2676 of the subscription price for each Unit to the cost of the Offered Share included in the Unit, and the remaining US$0.1324 to the cost of the [one-half] Warrant, and believes such allocation to be reasonable. The Company's allocation, however, is not binding on the CRA or Holders.

For purposes of determining the adjusted cost base of the Holder’s Offered Shares, the cost of such Offered Shares will be averaged with the Holder’s adjusted cost base of all other common shares (if any) or Warrants, respectively, held by the Holder as capital property immediately before that time.

Holders Resident in Canada

This portion of the summary applies solely to Holders each of whom at all relevant times is, or is deemed to be, resident solely in Canada for the purposes of the Tax Act (each a “Resident Holder”).

Exercise or Expiry of Warrants

A Resident Holder who at a particular time acquires a Warrant Share on the exercise of a Warrant will not thereby realize a capital gain or capital loss, including on the cashless exercise of a Warrant, as discussed under the heading “Description of the Securities Distributed – Warrants”). The Resident Holder will acquire the Warrant Share at a cost equal to the Resident Holder’s adjusted cost base of the Warrant plus the amount paid by the Resident Holder, if any, on the exercise of the Warrant, and will determine the adjusted cost base of the Warrant Share by averaging its cost with the Resident Holder’s adjusted cost base of all other common shares (if any) held by the Holder as capital property immediately before the particular time.”

A Resident Holder whose unexercised Warrants expire will generally realize a capital loss equal to the adjusted cost base of the Warrant immediately before the expiry. Any such capital loss will generally be deductible as described below under “Capital Gains and Capital Losses”.

S-28

Dividends

A Resident Holder who receives or is deemed to receive a dividend on an Offered Share or Warrant Share in a taxation year will generally be required to include the amount of the dividend in the Resident Holder’s income for the taxation year. A Resident Holder who is an individual (other than certain trusts) will be subject to the dividend gross-up and tax credit rules applicable to taxable dividends received from taxable Canadian corporations in respect of the dividend including, if applicable, the enhanced dividend gross-up and tax credit rules applicable to “eligible dividends”. A Resident Holder that is a corporation will generally be entitled to deduct an amount equal to the dividend in computing its taxable income. The amount of a corporate Resident Holder’s dividend that would otherwise be deductible may, in certain circumstances and subject to the detailed rules set out in section 55 of the Tax Act, be deemed to be a capital gain of the Resident Holder. Any such deemed capital gain would be subject to tax as described below under “Capital Gains and Capital Losses”.

A Resident Holder that is a “private corporation” or a “subject corporation” will generally be liable to pay a refundable tax of 38 1/3% on any dividend that it receives or is deemed to receive on an Offered Share or Warrant Share in a taxation year and is deductible in computing the Resident Holder's taxable income for the year. The tax generally will be refunded to the Resident Holder at the rate of US$1.15 for every US$3.00 (subject to prorating in respect of a taxation year that ends after 2015 and begins before 2016) of taxable dividends that it pays while it is a private corporation or a subject corporation.

Capital Gains and Capital Losses

A Resident Holder who disposes of or is deemed to have disposed of an Offered Share, Warrant (other than on the exercise of the Warrant), or Warrant Share in a taxation year will generally realize a capital gain (or capital loss) in the taxation year equal to the amount by which the proceeds of disposition, less reasonable costs of disposition, exceed (or are exceeded by) the Resident Holder’s adjusted cost base of the Offered Share, Warrant Share or Warrant, as applicable. The Resident Holder will generally be required to include one half of any such capital gain (a “taxable capital gain”) in its income for the year, and be entitled to deduct one half of any such capital loss year (an “allowable capital loss”) against its taxable capital gains realized in the taxation year or, to the extent not so deductible, in any of its three preceding taxation years or any subsequent taxation year, subject to the detailed rules in the Tax Act regarding the deductibility of allowable capital losses.

The amount of a capital loss realized on the disposition or deemed disposition of an Offered Share or Warrant Share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of any dividends that it received or is deemed to have received on the Offered Share or Warrant Share to the extent and in the circumstances set out in the Tax Act. Similar rules may apply to a corporate Resident Holder that is a member of a partnership or a beneficiary of a trust that directly or indirectly owns Offered Shares or Warrant Shares. A Resident Holder to whom these rules may apply should consult its own tax advisers.

A Resident Holder that is a “Canadian-controlled private corporation” throughout a taxation year may be liable to pay a refundable tax of 10⅔% (subject to prorating for a taxation year that ends after 2015 and begins before 2016) of its “aggregate investment income” for the year, including its taxable capital gains for the year but excluding dividends or deemed dividends that it may deduct in computing its taxable income for the year. The tax will generally be refundable to the Resident Holder at the rate of US$1.15 for every US$3.00 of taxable dividends that it pays in the year (subject to prorating for a taxation year that ends after 2015 and begins before 2016).

Alternative Minimum Tax

A Resident Holder who is an individual (other than certain trusts) and realizes or is deemed to realize a capital gain on the disposition of an Offered Share or Warrant Share, or receives or is deemed to receive a taxable dividend on the Resident Holder’s Offered Shares or Warrant Shares, may thereby be may be liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisers in this regard.

Holders Not Resident in Canada

This portion of the summary is generally applicable solely to Holders each of whom, at all relevant times for purposes of the Tax Act, is not and is not deemed to be resident in Canada, does not use or hold Offered Shares, Warrants, or Warrant Shares in connection with a business carried in Canada, and does not and is not deemed to carry on an insurance business in Canada (each such Holder, a “Non-resident Holder”).

S-29

Dividends

A Non-resident Holder who is paid or credited with, or is deemed to be paid or credited with, a dividend on the Non-resident Holder`s Offered Shares or Warrant Shares will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, or such lower rate as may be available under an income tax convention, if any, between Canada and the country in which the Non-resident Holder is resident. For example, the rate under the Canada-United States Income Tax Convention (1980) applicable to a Non-resident Holder who is a resident of the United States for the purposes of the convention and entitled to its benefits is generally 15%.

Dispositions

A Non-resident Holder who disposes of an Offered Share, Warrant, or Warrant Share generally will not be subject to Canadian federal income tax in respect of any capital gain thereby realized unless the Offered Share, Warrant Share, or Warrant (as applicable) both is “taxable Canadian property”, and is not “treaty-protected property”, of the Non-resident Holder, at the time of disposition.

Generally, an Offered Share, Warrant Share or Warrant (as applicable) will not be taxable Canadian property of a Non-resident Holder at the time of disposition if the Offered Shares or (in the case of a Warrant or Warrant Share) Warrant Shares are listed on a “designated stock exchange” (which currently includes the TSX) at that time unless, at any time in the preceding 60 months, the Non-resident Holder, one or more persons with whom the Non-resident Holder did not deal at arm’s length, or one or more partnerships in which the Non-resident Holder or a person with whom the Non-resident Holder did not deal at arm`s length directly or indirectly held a membership interest, alone or in any combination owned 25% or more of the issued shares of any class or series of shares in the capital stock of the Company, and the Offered Share or Warrant Share (as applicable) derived more than 50% of its fair market value directly or indirectly from, or from any combination of, real or immovable property situated in Canada, “Canadian resource property”, “timber resource property”, or options in respect of or interests in, or for civil law rights in, any such property, whether or not such property exists.

In general a Non-Resident Holder’s Offered Share, Warrant, or Warrant Share (as applicable) will be treaty-protected property of the Non-Resident Holder at any time at which any income or gain from the disposition of the Offered Share, Warrant, or Warrant Share (as applicable) by the Non-resident Holder would be exempt from Canadian federal income tax under Part I of the Tax Act because of a tax treaty with another country.

A Non-resident Holder who disposes of an Offered Share, Warrant, or Warrant Share at a time when the security is taxable Canadian property, and is not treaty-protected property, of the Resident Holder will generally be subject to the rules described above under “Holders Resident in Canada – Capital Gains and Capital Losses” in respect of any resulting capital gain or capital loss. A Non-resident Holder whose Offered Shares, Warrants or Warrant Shares are taxable Canadian property should consult their own tax advisor.

S-30

PLAN OF DISTRIBUTION

Pursuant to the Underwriting Agreement, we have agreed to issue and sell, and the Underwriters have severally agreed to purchase, as principals, subject to compliance with all necessary legal requirements and the terms and conditions contained in the Underwriting Agreement, a total of 10,750,000 Units at the public offering price of $1.40 per Unit, payable in cash to us against delivery of such Units, on the closing of this offering. In consideration for their services in connection with this offering, the Underwriters will be paid the Underwriters’ Fee equal to 6.0% of the gross proceeds of this offering ($0.084 per Unit, for an aggregate fee payable by us of $903,000, exclusive of the Additional Units) (other than certain Units that are subject to an agreed upon president’s list for which the fee will be 3.0%). Cantor Fitzgerald Canada Corporation and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC will be acting as Co-Lead Underwriters and joint book-running managers in respect of the offering in consideration of a 5% work fee. The public offering price was determined by negotiation between us and the joint bookrunners on their own behalf and on behalf of the other Underwriters. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase, at the Offering Price less the Underwriting Fee set forth on the cover page of this prospectus supplement, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Cantor Fitzgerald Canada Corporation	4,568,750
Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC	4,568,750
Sprott Private Wealth LP	537,500
Roth Capital Partners, LLC	537,500
Jett Capital Advisors, LLC	537,500
Total	10,750,000

Pursuant to the Underwriting Agreement, we have granted to the Underwriters the Over-Allotment Option, exercisable in whole or in part at any time one business day prior to the closing date of this offering, to purchase up to an additional 1,612,500 Units at the public offering price to cover over-allocations, if any, and for market stabilization purposes, on the same terms and conditions as apply to the purchase of Offered Shares thereunder. The Over-Allotment Option may be exercisable by the Underwriters in respect of: (i) Additional Units at the public offering price; or (ii) Additional Unit Shares at a price of $1.2676 per Additional Unit Share; or (iii) Additional Warrants at a price of $0.2649 per Additional Warrant; or (iv) any combination of the Additional Units, so long as the aggregate number of Additional Unit Shares and Additional Warrants which may be issued under the Over-Allotment Option does not exceed 1,612,500 Additional Unit Shares and 806,250 Additional Warrants.

In addition, the Company has agreed to grant Underwriters’ Warrants to the Underwriters to purchase common shares equal to 3.0% of the number of Units sold in this Offering (other than with respect to an agreed upon president’s list for which the number of Underwriters’ Warrants will be 1.5% of the number of common shares purchased in the offering). The Underwriters’ Warrants will have the same terms as the Warrants issued to investors in the Offering. See “Description of the Securities Distributed—Warrants—Underwriters’ Warrants” for more information regarding the Underwriters’ Warrants.

This prospectus supplement qualifies for distribution the Units as well as the grant of the Over-Allotment Option, the issuance of the Additional Units pursuant to the exercise of the Over-Allotment Option, the Underwriters’ Warrants issuable in relation to the issuance of the Units and Additional Units and the common shares issuable upon exercise of such Underwriters’ Warrants.

A purchaser who acquires Additional Units forming part of the Underwriters’ over-allocation position acquires those Additional Units under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

Cantor Fitzgerald Canada Corporation may sell Units in the United States through its U.S. affiliate, Cantor Fitzgerald & Co. Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC and Jett Capital Advisors, LLC are not registered as investment dealers in any Canadian jurisdiction and, accordingly, will only sell Units into the United States and will not, directly or indirectly, solicit offers to purchase or sell the Units in Canada. Subject to applicable law, the Underwriters may offer to sell the Units outside of Canada and the United States.

S-31

The Warrants and Underwriters’ Warrants will be created and issued pursuant to the terms of a warrant indenture (the “Warrant Indenture”) dated the date of the closing of this offering to be entered into between us and Computershare Trust Company of Canada, as warrant agent thereunder (the “Warrant Agent”). Each Warrant will entitle the holder thereof to purchase one common share at a price of $1.92 at any time prior to 4:30 p.m. (Toronto time) on the date that is 36 months after the closing of this offering, after which time the Warrants will expire and be void and of no value. The Warrant Indenture will contain provisions designed to protect the holders of Warrants against dilution upon the happening of certain events. No fractional common shares will be issued upon the exercise of any Warrants. There is currently no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased under this prospectus supplement. This may affect the price of the Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. We do not intend to apply to list the Warrants on the TSX, the NYSE MKT or any other securities exchange. See “Risk Factors”.

In addition, the Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of Warrant Shares under the U.S. Securities Act. This option entitles the Warrant holders to elect to receive fewer Warrant Shares without paying the cash exercise price. The number of Warrant Shares to be issued would be determined by a formula based on the total number of common shares with respect to which the Warrant is being exercised, the daily volume weighted average price for our common shares on the trading day immediately prior to the date of exercise and the applicable exercise price of the Warrants.

We have been advised by the Underwriters that, in connection with this offering, the Underwriters may effect transactions that stabilize or maintain the market price of our common shares at levels other than those that might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. The Underwriters propose to offer the Units initially at the public offering price. After a reasonable effort has been made to sell all of the Units at the public offering price, the Underwriters may subsequently reduce the selling price to investors from time to time in order to sell any of the Units remaining unsold. In the event that the Units are sold at a price that is below the public offering price set out on the cover page of this prospectus supplement, the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Units is less than the gross proceeds paid by the Underwriters to us.

The obligations of the Underwriters under the Underwriting Agreement are several, and not joint, and may be terminated at their discretion upon the occurrence of certain events specified in the Underwriting Agreement including standard “litigation out”, “financial out”, “disaster out”, “material adverse effect out” and “market out” rights of termination.

The Underwriters are obligated to take up and pay for all the Units offered by this prospectus supplement (not including the Additional Units issuable upon exercise of the Over-Allotment Option) if any are purchased under the Underwriting Agreement, subject to certain exceptions. We have agreed in the Underwriting Agreement to reimburse the Underwriters for their legal fees in connection with this offering, in an amount not to exceed $150,000. We estimate that the total expenses for this offering, excluding compensation and expense reimbursements payable to the Underwriters under the terms of the Underwriting Agreement, will be approximately $405,000.

We have agreed, pursuant to the Underwriting Agreement, to indemnify the Underwriters and their respective affiliates and their respective directors, officers, employees shareholders and agents and each other person, if any, controlling any of the Underwriters or their affiliates and against certain liabilities, including liabilities under Canadian and U.S. securities legislation in certain circumstances or to contribute to payments the Underwriters may have to make because of such liabilities.

We have agreed in the Underwriting Agreement that it shall not issue, negotiate or enter into any agreement to sell or issue, or announce the issue of, any equity securities of the Company for a period of 90 days from the closing of this offering, other than: (i) the issuance of the Offered Shares and the Warrant Shares; (ii) pursuant to the grant of options in the normal course pursuant to our employee stock option plan or issuance of securities pursuant to the exercise of options of the Company outstanding as of the date of the Underwriting Agreement; (iii) pursuant to the grant of restricted stock units in the normal course pursuant to our long-term incentive plan or issuance of securities pursuant to the vesting of restricted share units of the Company outstanding as of the date of the Underwriting Agreement; or (iv) an issuance of options or securities in connection with a bona fide acquisition by us (other than a direct or indirect acquisition, whether by way of one or more transactions, of an entity all or substantially all of the assets of which are cash, marketable securities or financial in nature or an acquisition that is structured primarily to defeat the intent of this provision).

S-32

As a condition precedent to the Underwriters’ obligation to close this offering, subject to customary exemptions permitting dispositions to trusts for the direct or indirect benefit of the director or officer and/or the immediate family of such person, dispositions required for tax withholdings in connection with the exercise or vesting of any stock options or restricted share units issued under the Company’s equity incentive compensation plans, tenders to a take-over bid or acquisition transaction and pursuant to any existing 10b5-1 plans, all of our directors and senior officers shall be required to execute and deliver written undertakings in favor of the Underwriters agreeing not to sell, transfer, pledge (other than as disclosed to the Underwriters in writing), assign, or otherwise dispose of any securities of the Company owned, directly or indirectly by such directors or senior officers, until 90 days following the closing of this offering, without the prior written consent of the joint bookrunners on behalf of the Underwriters.

Subscriptions for the Units will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The closing of this offering is expected to occur on or about August 8, 2016. Except with respect to U.S. purchasers of the Units, it is anticipated that the Offered Shares and Warrants forming part of the Units will be issued in “book-entry only” form and represented by a global certificate or certificates, or be represented by uncertificated securities, registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or its nominee or, with respect to the Offered Shares only, The Depository Trust Company (“DTC”), as directed by the Underwriters, and will be deposited with CDS or DTC, as the case may be. U.S. Purchasers of the Units will be issued certificates representing the Warrants comprising portion of their purchased Units. Except in limited circumstances, no beneficial holder of Offered Shares or Warrants will receive definitive certificates representing their interest in the Offered Shares or Warrants. Beneficial holders of Offered Shares or Warrants will receive only a customer confirmation from the Underwriters or other registered dealer who is a CDS or DTC participant and from or through whom a beneficial interest in the Offered Shares or Warrants is acquired. If the Warrants are not able to be issued in “book-entry only” form through CDS or DTC in advance of the date of the closing of this offering, then certain other holders will receive definitive certificates representing their interests in the Offered Shares or Warrants.

This prospectus supplement and the prospectus in electronic format may be made available on the websites maintained by one or more of the Underwriters or their U.S. affiliates participating in this offering. The Underwriters may agree to allocate a number of Units to the Underwriters and their U.S. affiliates for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to the Underwriters and their U.S. affiliates that may make Internet distributions on the same basis as other allocations. Other than the prospectus and the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any Underwriter in its capacity as underwriter, and should not be relied upon by investors.

Certain of the Underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

We have applied to the TSX and NYSE MKT for the listing of the Offered Shares, the Warrant Shares and the Underwriter Warrant Shares. Listing of the Offered Shares, the Warrant Shares and the Underwriter Warrant Shares will be subject to us fulfilling all the listing requirements of each of the TSX and NYSE MKT respectively. We do not intend to apply to the TSX or the NYSE MKT for the listing of the Warrants.

S-33

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying base prospectus solely for the purpose of offering the Units. Other documents are also incorporated, or are deemed to be incorporated, by reference into the accompanying base prospectus, and reference should be made to the accompanying base prospectus for full particulars thereof.

The following documents which have been filed by us with securities commissions or similar authorities in Canada and with the SEC, are also specifically incorporated by reference into, and form an integral part of the accompanying base prospectus, as supplemented by this prospectus supplement (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2015, which report contains our audited consolidated financial statements and the notes thereto as at December 31, 2015 and 2014, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2015 and 2014;

(b)	our Quarterly Reports on Form 10-Q, for the quarter ended March 31, 2016, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2016 and for the three months ended March 31, 2016 and 2015, and for the quarter ended June 30, 2016, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at June 30, 2016 and for the three and six months ended June 30, 2016 and 2015;

(c)	our Proxy Statement on Schedule 14A, dated March 11, 2016, as amended, in connection with our April 26, 2016 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

(d)	our Current Report on Form 8-K as filed with the SEC on April 29, 2016;

(e)	the description of our common shares contained in our registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(f)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus supplement but before the end of the offering of securities made by this prospectus supplement and the accompanying base prospectus.

Any documents of the types referred to in the preceding paragraph (excluding confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44-101 Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this prospectus supplement and prior to the termination of the offering under any prospectus supplement, shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any free writing prospectus (unless otherwise specifically indicated therein) or in any other subsequently-filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded.

S-34

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado 80127

Attention: John F. Engele, Chief Financial Officer

(720) 981-1185

LEGAL MATTERS

The validity of the Offered Shares, the Warrants and the Warrant Shares offered hereby will be passed upon for us by Borden Ladner Gervais LLP.  Certain legal matters relating to the common shares offered pursuant to this prospectus supplement will be passed upon for us by Borden Ladner Gervais LLP, with respect to Canadian legal matters, and Dorsey & Whitney LLP, with respect to U.S. legal matters, and for the underwriters by Stikeman Elliott LLP, Toronto, Ontario, with respect to Canadian legal matters, and by Cooley LLP, New York, New York, with respect to U.S. legal matters. As of the date of this prospectus supplement, the partners and associates of each of Borden Ladner Gervais LLP, Dorsey & Whitney LLP, Stikeman Elliott LLP and Cooley LLP beneficially own less than 1% of the outstanding common shares.

EXPERTS

Information relating to our mineral properties in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein have been derived from reports, statements or opinions prepared or certified by Tetra Tech, Inc., Rex Bryan, Thomas Dyer, Jackie Blumberg, Deepak Malhotra, Benjamin Johnson, Nick Michael, David Richers, Keith Thompson, Lachlan Walker, Anthony Clark, John Rozelle. Each of Rex Bryan, Thomas Dyer, Jackie Blumberg, Deepak Malhotra, Benjamin Johnson, Nick Michael, David Richers, Keith Thompson, Lachlan Walker, Anthony Clark, John Rozelle is a qualified person as such term is defined in NI 43-101.

None of Tetra Tech, Inc., Rex Bryan, Thomas Dyer, Jackie Blumberg, Deepak Malhotra, Benjamin Johnson, Nick Michael, David Richers, Keith Thompson, Lachlan Walker, Anthony Clark, John Rozelle, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to our mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in our property or of any of our associates or affiliates. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding common shares.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of EKS&H LLLP, Denver, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CANADIAN PURCHASERS’ STATUTORY RIGHTS AND OTHER RIGHTS OF RESCISSION

In an offering of exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrant is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal adviser.

S-35

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.vistagold.com. The information contained on our website does not constitute a part of this prospectus supplement, the accompanying base prospectus, the Canadian Prospectus or any other report or documents we file with or furnish to the SEC or with the securities regulatory authorities in Canada.

S-36

PROSPECTUS

VISTA GOLD CORP.

$50,000,000
Common Shares
Warrants

Subscription Receipts

Units

Vista Gold Corp. (the “Company”) may offer and sell, from time to time, up to $50,000,000 aggregate initial offering price of common shares in the capital of the Company, without par value (which we refer to herein as “Common Shares”), warrants to purchase Common Shares (which we refer to herein as “Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”), or any combination thereof (which we refer to herein as “Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to herein as the “Securities”) in one or more transactions under this base prospectus (which we refer to herein as the “Prospectus”).  This Prospectus also covers (i) Common Shares that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder, including, in each case, an indeterminate number of Common Shares that may be issued pursuant to anti-dilution or adjustment provisions in Warrants or Subscription Receipts issuable hereunder.

This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company offers Securities, it will provide you with a prospectus supplement (which we refer to herein as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on August 15, 2014, was approximately $30 million.  We have issued securities pursuant to Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof in an amount equal to approximately $857 thousand.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE MKT exchange (which we refer to as “NYSE MKT”) and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “VGZ”. On August 15, 2014, the last reported sale price of the Common Shares on the NYSE MKT was $0.47 per share and on the TSX was C$0.50 per share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  See “Risk Factors”.

Investing in the Securities involves risks.  See “Risk Factors” on page 5.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.   Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS August 15, 2014

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $50,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants, or Subscription Receipts comprising the Units.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in Canada and the United States.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus.  The Company has not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  The Company’s business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Vista” and the “Company” refer to Vista Gold Corp., either alone or together with its subsidiaries.

1

THE COMPANY

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” Effective November 1, 1996, two predecessor entities amalgamated under the name “Vista Gold Corp.” and, effective December 17, 1997, Vista Gold continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory).  On June 11, 2013, Vista Gold continued from the Yukon Territory, Canada to the Province of British Columbia, Canada under the Business Corporations Act (British Columbia). The current addresses, telephone and facsimile numbers of the offices of the Company are:

Executive Office	Registered and Records Office
Suite 5 - 7961 Shaffer Parkway Littleton, Colorado, USA 80127 Telephone: (720) 981-1185 Facsimile: (720) 981-1186	1200 Waterfront Centre – 200 Burrard Street Vancouver, British Columbia, Canada V7X 1T2 Telephone: (604) 687-5744 Facsimile: (604) 687-1415

BUSINESS OF THE COMPANY

The Company operates in the gold mining industry. We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements or leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. As such, we are considered an exploration stage enterprise. Our approach to acquisitions of gold projects has generally been to seek projects within political jurisdictions with well-established mining, land ownership and tax laws, which have adequate drilling and geological data to support the completion of a third-party review of the geological data and to complete an estimate of the gold mineralization. In addition, we look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies resulting in changes to the operating assumptions underlying previous engineering work.

Our principal assets include our flagship Mt. Todd gold project in Northern Territory (“NT”), Australia, and an 11.2% holding of common shares in the capital of Midas Gold Corp. (“Midas Gold Shares”). We also hold non-core projects in Mexico and California and royalty interests in projects in Bolivia and Indonesia. Additional information about these projects is available herein under the heading “Recent Developments” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on Form 10-K, under “Item 2. Properties”, which Annual Report is incorporated herein by reference, see below under the heading “Documents Incorporated by Reference”.

We do not produce gold and do not currently generate operating earnings. We expect to raise capital through the sale of non-core assets, additional equity and/or debt financings, and through the exercise of stock options and warrants.

RECENT DEVELOPMENTS

Filing of Canadian Preliminary Short Form Base Shelf Prospectus

On June 4, 2014, the Company filed a preliminary short form base shelf prospectus with certain Canadian securities regulators which, when effective, will permit the Company to offer and sell the Securities for gross proceeds of up to $50,000,000 in the provinces and territories of Canada (other than Quebec).  The Securities that may be sold in the U.S., together with the Securities that the Company may sell in Canada, are expected to generate aggregate gross proceeds of up to $50,000,000.

Guadalupe de los Reyes Option Agreement

During January 2014, we announced that we signed a non-binding letter of intent (the “LOI”) to option our interest in the Guadalupe de los Reyes gold/silver project in Sinaloa, Mexico to Cangold Limited (“Cangold”).

2

The LOI provided that a non-refundable $50,000 payment be made to Vista for which Cangold would have a 90 day period of exclusivity (the “Exclusivity Period”) to complete due diligence and negotiate and enter into a definitive option agreement with Vista (the “Option Agreement”).

During April 2014, Minera Gold Stake S.A. de C.V. (“MGS”), Vista’s wholly-owned subsidiary, entered into an Option Agreement to option its interest in the Guadalupe de los Reyes gold/silver project in Sinaloa, Mexico to Cangold.

Pursuant to the terms of the Option Agreement, Vista has granted Cangold the right to earn a 70% interest in the Guadalupe de los Reyes gold/silver project by:

•	making payments totaling $5,000,000 in five payments over a three-year period, with payments totaling $1,000,000 in the first year ($150,000 of which was paid at signing), $1,500,000 in the second year and $2,500,000 in the third year;

•	operating the Guadalupe de los Reyes gold/silver project and maintaining the concessions comprising the Guadalupe de los Reyes gold/silver project in good standing; and

•	fulfilling all of the obligations of MGS to the Ejido La Tasajera (the “Ejido”) as set out in the temporary occupation contract between MGS and the Ejido.

The Option Agreement provides that all cash payments are non-refundable and optional to Cangold, and in the event Cangold fails to pay any of the required amounts on the scheduled dates or fails to comply with its other obligations, the Option Agreement will terminate and Cangold will have no interest in the Guadalupe de los Reyes gold/silver project. Provided it is not in breach of the Option Agreement, Cangold may at its discretion advance the above payment schedule and exercise the initial option for a 70% interest in the Guadalupe de los Reyes gold/silver project any time during the three-year period.

Subject to Cangold earning a 70% interest in the Guadalupe de los Reyes gold/silver project, MGS has granted Cangold the option to earn the remaining 30% interest in the Guadalupe de los Reyes gold/silver project by notifying MGS of a production decision no later than the tenth anniversary of exercising the first option and by making a cash payment to MGS of $3,000,000 plus an additional cash payment based on a formula that includes the growth, if any, in estimated measured and indicated mineral resources of the Guadalupe de los Reyes gold/silver project, and the then prevailing spot gold price (“Escalator Payment”).

Should Cangold determine not to put the Guadalupe de los Reyes gold/silver project into production, the Option Agreement provides MGS with the right to buy back Cangold’s 70% interest in the Guadalupe de los Reyes gold/silver project for a cash payment of $5,000,000 plus the Escalator Payment described above.  If MGS does not exercise its buyback option, MGS will still retain a right of first refusal should Cangold elect to sell its 70% interest in the Guadalupe de los Reyes gold/silver project to a third party.

Debt

During March 2013, we entered into a credit agreement with Sprott Resources Lending Partnership (the “Lender”) for purposes of establishing a C$10,000,000 ($9,764,000) loan facility (the “2013 Facility”). The 2013 Facility originally matured March 2014, with early repayment of the 2013 Facility allowed, at our option, provided that at least four months interest has been paid. We reached an agreement with the Lender to extend the maturity date of the 2013 Facility to March 2015. Subsequently, we repaid the principal balance in full as of March 31, 2014.

THE SECURITIES OFFERED UNDER THIS PROSPECTUS

The Company may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to $50,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering.  This Prospectus provides you with a general description of the Securities the Company may offer.  Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	original issue discount, if any;

3

•	rates and times of payment of dividends, if any;

•	redemption, conversion or exchange terms, if any;

•	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference.  However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

The Company may offer Common Shares.  The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separate from such securities. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.  Holders of Common Shares are entitled to dividends when and if declared by the Board of Directors of the Company.  The Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Warrants

The Company may offer Warrants for the purchase of Common Shares, in one or more series, from time to time.  The Company may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities.  Certain warrants to purchase Common Shares of the Company (“Listed Warrants”) are listed on the TSX under the symbol VGZ.WT.U. However, Warrants to be issued under this Prospectus may or may not be listed on the TSX or on any other securities exchange.  The Prospectus Supplement regarding any Warrant to be issued under this Prospectus will provide disclosure regarding whether the Warrants to be issued under such Prospectus Supplement will be listed or are listed on a securities exchange and will be filed in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and in the United States with the SEC.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between the Company and a warrant trustee for the holders of the Warrants.  In this Prospectus, the Company has summarized certain general features of the Warrants under “Description of Warrants.”  The Company urges you, however, to read any Prospectus Supplement related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants.  Specific warrant indentures will contain additional important terms and provisions and will be filed in the United States on Form 8-K with the SEC and will be filed in Canada on SEDAR.

Subscription Receipts

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts.  Each escrow agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  A copy of the form of subscription receipt agreement will be filed in the United States on Form 8-K with the SEC and will be filed in Canada on SEDAR.

In the Prospectus, the Company has summarized certain general features of the Subscription Receipts under “Description of Subscription Receipts”. The Company urges you, however, to read any Prospectus Supplement related to Subscription Receipts being offered, as well as the complete subscription receipt agreement.

4

Units

The Company may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series.  This Prospectus contains a summary of certain general features of the Units under “Description of Units.”  The Company urges you, however, to read any Prospectus Supplement related to the series of Units being offered.  The Company may evidence each series of units by unit certificates that the Company will issue under a separate unit agreement with a unit agent.  The Company will file in the United States on Form 8-K with the SEC and will filed in Canada on SEDAR the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk.  Prospective investors in a particular offering of Securities should carefully consider the following risks as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities.  If any of the following risks actually occurs, the Company’s business could be materially harmed.  The risks and uncertainties described below are not the only ones the Company faces.  Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

Operating Risks

We cannot be assured that our Mt. Todd gold project is feasible or that a feasibility study will accurately forecast operating results.

Before arranging financing for the Mt. Todd gold project, we will have to complete a feasibility study.  There can be no assurance that the results of the feasibility study will be positive or that such study will be completed when expected.

If the Mt. Todd gold project feasibility study is favorable, and if the project can be financed, there is no assurance that actual production rates, revenues, capital and operating costs at the Mt. Todd gold project will not vary unfavorably from the estimates and assumptions included in the feasibility study.

Our Mt. Todd gold project requires substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

The construction and operation of our Mt. Todd gold project will require significant capital. Our ability to raise sufficient capital will depend on several factors, including a favorable feasibility study, acquisition of the requisite permits, macroeconomic conditions, and future gold prices. Uncontrollable factors such as lower gold prices, unanticipated operating or permitting challenges, illiquidity in the debt markets or a further dislocation in the gold mining equity markets as experienced in recent years, could prohibit our ability to finance the Mt. Todd gold project on acceptable terms, if at all.

If we decide to construct the mine at our Mt. Todd gold project, we will be assuming certain reclamation obligations resulting in a material financial obligation.

The Mt. Todd gold project site was not reclaimed when the original mine closed.  Although we are not currently responsible for the reclamation of these historical disturbances, we will accept full responsibility if we make a decision to finance and construct the mine.  At that time, we will be required to provide a bond in a form satisfactory to the NT Government (in whose jurisdiction the Mt. Todd gold project is located) that would cover the expense of the reclamation of the property.  In addition, the regulatory authorities may increase reclamation and bonding requirements from time to time.  The satisfaction of these bonding requirements and continuing or future reclamation obligations will require a significant amount of capital.

5

We may not be able to get the required permits to begin construction at our Mt. Todd gold project in a timely manner or at all.

Any delay in acquiring the requisite permits, or failure to receive required governmental approvals (including the approval of the environmental impact statement), could delay or prevent the start of construction of our Mt. Todd gold project.  If we are unable to acquire permits to mine the property, then it will have no reserves under SEC Industry Guide 7 and Canadian National Instrument 43-101 (“NI 43-101”), which would result in an impairment of the carrying value of the project.

There may be other delays in the construction of our Mt. Todd gold project.

Delays in commencement of construction could result from factors such as availability and performance of engineering and construction contractors, suppliers and consultants; availability of required equipment; and availability of capital. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which we depend, or lack of availability of required equipment, or delay or failure to receive required governmental approvals, or financing could delay or prevent commencement of construction at the Mt. Todd gold project. There can be no assurance of whether or when construction at the Mt. Todd gold project will start or that the necessary personnel, equipment or supplies will be available to the Company if and when construction is started.

We cannot be assured that we will have an adequate water supply at our Mt. Todd gold project.

Water at the Mt. Todd gold project is expected to be provided from a fresh water reservoir which is fed by seasonal rains. Drought or drought-like conditions in the area feeding the reservoir could limit or extinguish this water supply, and all operations would have to stop until the water supply is replenished.

We could incur substantial costs or disruptions to our business if we cannot obtain, renew or maintain the necessary authorizations and permits.

In order to conduct our operations, we must obtain authorizations and permits from governmental authorities.  Delays in obtaining authorizations or permits, failure to obtain an authorization or permit or receipt of an authorization or permit with unreasonable conditions or costs could have a material adverse effect on our ability to develop our gold projects.

The failure to obtain necessary permits could result in an impairment of the carrying value of our projects as the project(s) will not have mineral reserves under SEC Industry Guide 7 or NI 43-101.

We rely on third parties to fulfill their obligations under agreements.

Our business strategy includes entering into agreements with third-parties (“Partners”) which may earn the right to obtain a majority interest in certain of our projects, in part by managing the respective project. Whether or not we hold a majority interest in a respective project, our Partner(s) may: (i) have economic or business interests or goals that are inconsistent with or opposed to ours; (ii) exercise veto rights to block actions that we believe to be in the best interests of the project; (iii) take action contrary to our policies or objectives; or (iv) as a result of financial or other difficulties, be unable or unwilling to fulfill their obligations under the respective joint venture, option, earn-in right or other agreement(s), such as contributing capital for the expansion or maintenance of projects.  Any one or a combination of these could result in liabilities for us and/or could adversely affect the value of the related project(s) and, by association, damage our reputation and consequently our ability to acquire or advance other projects and/or attract future co-venturers.

Our exploration and development operations are subject to evolving environmental regulations.

All phases of our operations are subject to environmental regulation. Environmental legislation is becoming more restrictive in some countries or jurisdictions in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our projects. Currently, we are subject to U.S. federal and state environmental regulations in California, as well as government environmental regulations in Australia and Mexico.

6

We could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by the release of hazardous substances or other waste material into the environment on or around our properties.  There can be no assurance that our defense of such claims would be successful.  This could have a material adverse effect on our business prospects, financial condition, results of operation, and corporate reputation.

There may be challenges to our title to mineral properties.

There may be challenges to our title to our mineral properties. If there are title defects with respect to any of our properties, we may be required to compensate other persons or perhaps reduce our interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert management’s time from company business, including any ongoing exploration and development programs.

Our interests in Mexico, Bolivia and Indonesia are subject to risks from political and economic instability.

We have interests in Mexico, Bolivia and Indonesia that may be affected by risks associated with political or economic instability in those countries. The risks include, but are not limited to, military repression, extreme fluctuations in currency exchange rates, labor instability or militancy, mineral title irregularities and high rates of inflation. In addition, changes in mining or investment policies or shifts in political attitude in these countries may adversely affect our business. We may be affected in varying degrees by government regulation with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. The effect of these factors cannot be accurately predicted.

Financial and Business Risks

The Purchasers of the Los Cardones project may elect to not make a $6,250,000 payment to us by July 31, 2014, which would severely reduce our expected working capital and negatively affect our planned liquidity.

During October 2013, Vista and Invecture Group S.A. de C.V. (“Invecture”) terminated the 2012 Earn-in Right Agreement whereby Invecture could have earned a 62.5% interest in the Los Cardones gold project located in Baja California Sur, Mexico, and entered into new agreements whereby Vista sold 100% of its debt and equity interests in the Los Cardones gold project (the “Los Cardones Sale”) to Invecture and RPG Structured Finance S.a.R.L.  (together, the “Purchasers”), for a total of $13,000,000, $7,000,000 of which was paid in October 2013 and $6,000,000 was payable in January 2014, subject to the Purchasers’ option to elect to not make this payment. As a result of permitting delays, we and the Purchasers have agreed to extend the due date of the $6,000,000 payment to July 31, 2014 for consideration of $250,000. If the Purchasers elect to not make the $6,250,000 payment, Vista will retain the $7,000,000 already paid and 100% of the Los Cardones gold project will be returned to Vista. The Company would also assume all of the responsibilities associated with maintaining the Los Cardones gold project on a going forward basis.

We may be unable to raise additional capital on favorable terms, if at all.

The exploration and development of our properties, specifically the construction of any mining facilities and commencement of any mining operations, require substantial additional financing. We will have to raise additional funds from external sources (through equity or debt financing or through the sale of our assets) in order to maintain and advance our existing property positions and to acquire new gold projects. There can be no assurance that additional financing will be available at all or on acceptable terms. In addition, there can be no assurance that we will be able to timely monetize our assets at a value acceptable to us or at all. If additional financing or sale of our noncore assets are not available, we may have to substantially reduce or cease operations.

A substantial or extended decline in gold prices would have a material adverse effect on the value of our assets, on our ability to raise capital and could result in lower than estimated economic returns.

The value of our assets, our ability to raise capital and our future economic returns are substantially dependent on the price of gold. The gold price fluctuates on a daily basis and is affected by numerous factors beyond our control. Factors tending to influence gold prices include:

7

•	gold sales or leasing by governments and central banks or changes in their monetary policy, including gold inventory management and reallocation of reserves;

•	speculative short positions taken by significant investors or traders in gold;

•	the relative strength of the U.S. dollar;

•	expectations of the future rate of inflation;

•	interest rates;

•	changes to economic activity in the United States, China, India and other industrialized or developing countries;

•	geopolitical conflicts;

•	changes in industrial, jewelry or investment demand;

•	changes in supply from production, disinvestment and scrap; and

•	forward sales by producers in hedging or similar transactions.

A substantial or extended decline in the gold price could:

•	negatively impact our ability to raise capital on favorable terms, or at all;

•	jeopardize the development of our Mt. Todd gold project;

•	reduce our existing estimated mineral resources and reserves by removing resources from these estimates that could not be economically processed at the lower gold price;

•	reduce the potential for future revenues from gold projects in which we have an interest;

•	reduce funds available to us for exploration with the result that we may not be able to further advance any of our projects;

•	reduce the market value of our assets; and

•	reduce the value of our investment in Midas Gold Shares and our royalty interests in projects in Bolivia and Indonesia.

We have a history of losses, and we do not expect to generate earnings from operations or pay dividends in the near term.

We are an Exploration Stage Enterprise.  As such, we devote our efforts to exploration, analysis and development of our projects.  We do not currently produce gold and do not currently generate operating earnings.  We finance our business activities principally by issuing equity and/or debt and the sale of non-core assets.

We have incurred losses in all periods since 1998, except for the year ended December 31, 2011, during which we recorded non-cash net gains. Our historic accumulated deficit totals approximately $394 million as at December 31, 2013, $334 million as at December 31, 2012 and $264 million as at December 31, 2011.  Additionally, we had negative cash flow from operating activities of $25 million for the year ended December 31, 2013.  We expect to continue this trend of incurring losses, until one or more of our gold properties becomes a producing mine(s), or is otherwise monetized, and generates sufficient revenues to fund all of our operations, including our corporate headquarters.  We have no history of paying dividends and we do not expect to pay dividends or to make any similar distribution in the foreseeable future.

We cannot be certain that any of our exploration and development activities or any acquisition activities will be commercially successful.

Substantial expenditures are required to acquire gold properties, to establish mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and to develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot be assured that any mineral reserves or mineral resources acquired, established or discovered will be in sufficient quantities to justify commercial operations or that the funds invested in them will ever be recovered.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases. Some of our competitors are much larger, established mining companies with greater financial and technical resources than ours.  We compete with other mining companies for attractive mining claims, for capital, for equipment and supplies, for outside services and for qualified managerial and technical employees.

If we are unable to acquire attractive mining claims we could lose an opportunity to improve our business. Competition for capital recently reduced the amount of capital available and raised the associated cost.  If we are

8

unable to raise sufficient capital, our exploration and development programs may be reduced in scope or stopped completely, as done at our Guadalupe de los Reyes gold/silver project during 2013, for example.  Competition for equipment and supplies could result in shortage of necessary supplies and/or increased costs. Competition for outside services could result in increased costs, reduced quality of service and/or delays in completing services. If we cannot successfully attract and retain qualified employees our exploration and development programs may be slowed down or suspended.

The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

We maintain insurance policies that mitigate certain risks related to our operations. This insurance is maintained in amounts that we believe to be reasonable based on the circumstances surrounding each identified risk. However, we may elect not to have insurance for certain risks because of the high premiums associated with insuring those risks or for various other reasons; in other cases, insurance may not be available for certain risks. We do not insure against political risk. Occurrence of events for which we are not insured could result in significant costs that could materially adversely affect our financial condition and our ability to fund our business.  A significant loss or liability could force us to reduce or terminate operations on a specific project.

Currency fluctuations may adversely affect our costs.

Currency exchange rate fluctuations may affect the costs that we incur at our projects as those costs are incurred in the local currency.  The appreciation of the local currencies against the U.S. dollar increases our costs of exploration and development activities in U.S. dollar terms at our projects located outside of the United States.  As a result, our results of operations and financial condition could be adversely affected.

The Company is likely a “passive foreign investment company,” which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of shares of our common stock (the “Common Shares”) should be aware that the Company believes it was classified as a PFIC during the taxable year ended December 31, 2013, and based on current business plans and financial projections, management believes there is a significant likelihood that the Company will be a PFIC during the current taxable year.  If the Company is a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any so-called “excess distribution” received on their Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” (“QEF Election”) or a “mark-to-market” election with respect to the Common Shares.  A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders.  However, U.S. shareholders should be aware that there can be no assurance that the Company will satisfy record keeping requirements that apply to a QEF Election, or that the Company will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that the Company is a PFIC and a U.S. shareholder wishes to make a QEF Election.  Thus, U.S. shareholders may not be able to make a QEF Election with respect to their Common Shares.  A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein.  This paragraph is qualified in its entirety by the discussion below under the heading “Certain U.S. Federal Income Tax Considerations.”  Each U.S. shareholder should consult his or her own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of Common Shares.

Lack of Public Market.

Neither the Warrants, Subscription Receipts or Units have a public market history.  No assurance can be made that an active trading market for these securities will develop in the future, and the Company does not expect that an active trading market will develop.  There is no intention to list the Warrants, Subscription Receipts or Units on any stock exchange.  The lack of public market for the Warrants, Subscription Receipts and Units may inhibit purchasers’ ability to resell these securities.  In addition, the lack of public market may affect the pricing of the Warrants, Subscription Receipts and Units in the secondary market, the transparency and availability of trading prices of such securities, the liquidity of such securities and the extent of regulation of the Company.

Industry Risks

9

Cost inflation could negatively affect the long-term viability of our industry.

Operating costs within the gold mining industry have been increasing dramatically in recent years.   Deepening political unrest in the Middle East and North Africa, strong economic growth in China, India and other developing economies could have the effect of constraining supplies of oil and other commodities, which could force related prices higher. A similar trend in labor costs has been observed, resulting mainly from a shortage of skilled labor and growing pressure for the extractive industries to provide compensation commensurate with higher metals prices.  There is also a growing trend for governments to expect more income from their natural resources in the form of increased royalties, taxes and fees. These factors undermine the long-term viability of the mining industry generally, and potentially reduce the availability of, and/or increase the cost of, financing for new mining projects.

Calculations of mineral reserves and mineral resources are estimates only and subject to uncertainty.

The estimating of mineral reserves and mineral resources is an imprecise process and the accuracy of such estimates is a function of the quantity and quality of available data, the assumptions used and judgments made in interpreting engineering and geological information and estimating future capital and operating costs. There is significant uncertainty in any reserve or resource estimate, and the economic results of mining an ore deposit may differ materially from the estimates.

Feasibility and other studies are estimates only and subject to uncertainty.

Feasibility studies are used to determine the economic viability of an ore deposit, as are pre-feasibility studies and preliminary economic assessments. Feasibility studies are the most detailed studies and reflect a higher level of confidence in the estimated production rates, and capital and operating costs. Generally accepted levels of confidence are plus or minus 15% for feasibility studies, plus or minus 25-30% for pre-feasibility studies and plus or minus 35-40% for preliminary economic assessments. These levels reflect the levels of confidence that exist at the time the study is completed.  Subsequent changes to metal prices, foreign exchange rates (if applicable), reclamation requirements, operating and capital costs may differ materially from these estimates.

Regulations and pending legislation involving climate change could result in increased operating costs.

Gold production is energy intensive, resulting in a significant carbon footprint. A number of governments and/or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. For example, Australia passed the Clean Energy Act in 2011 that establishes a mechanism to combat climate change by imposing a carbon tax on greenhouse gas emissions and encourages investment in clean energy.  This type of legislation and possible future legislation and increased regulation regarding climate change could impose significant costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and any documents that are incorporated by reference as set forth under “Documents Incorporated By Reference”, contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” under Canadian securities laws, that are intended to be covered by the safe harbor created by such legislation.  All statements, other than statements of historical facts, included in this Prospectus, and documents incorporated herein by reference and filed with the SEC and with securities commissions and other similar authorities in Canada that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

•	the receipt by the Company of the $6,250,000 payment for the sale of the Los Cardones gold project;

•	the potential monetization of our non-core assets, including our mill equipment which is held for sale;

•	the receipt by the Company of the $4,850,000 option payments related to the Guadalupe de los Reyes gold/silver project Option Agreement;

•	estimates of future operating and financial performance;

10

•	the NT Government agreeing to share the cost of management of water and associated environmental monitoring at the Mt Todd gold project;

•	potential funding requirements and sources of capital, including near-term sources of additional cash;

•	our expectation that we will continue to raise capital through the sale of non-core assets, equity and/or debt financings and through the exercise of stock options and warrants;

•	our anticipated cash burn rate for 2014;

•	our expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

•	our estimates of our future cash position;

•	our intention to identify and execute cost cutting initiatives;

•	our expectation that raising capital for mining companies without producing assets will continue to be difficult for the foreseeable future, and the potential impact of this on our ability to raise capital in sufficient amounts on reasonable terms;

•	our planned deferral of significant development commitments until market conditions improve;

•	our potential ability to generate proceeds from operations or the disposition of our assets;

•	the timing, performance and results of feasibility studies;

•	plans for and anticipated effects of holding 11.2% Midas Gold Shares;

•	our potential entry into agreements to find, lease, purchase, option or sell mineral interests;

•	plans for evaluation and advancement of the Mt Todd gold project, including our plans to complete the environmental impact statement approval process for the project;

•	our ability to raise sufficient capital to complete a feasibility study of the Mt Todd gold project;

•	the feasibility of the Mt Todd gold project;

•	future business strategy, competitive strengths, goals and expansion and growth of our business;

•	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;

•	estimates of mineral reserves and mineral resources; and

•	our expectation that we will continue to be a passive foreign investment company (“PFIC”) in the future.

Forward-looking statements and forward-looking information have been based upon our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any, current market conditions and project development plans. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “will”, “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause or actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information.  These factors include risks such as:

•	our ability to raise additional capital on favorable terms, if at all;

•	pre-feasibility and feasibility study results and preliminary assessment results and the accuracy of estimates and assumptions on which they are based;

•	resource and reserve estimate results, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;

•	technical and operational feasibility and the economic viability of deposits;

11

•	our ability to obtain, renew or maintain the necessary authorizations and permits for our business, including its development plans and operating activities;

•	the NT Government not agreeing to and/or not implementing the sharing of costs of management of water and associated environmental monitoring at the Mt Todd gold project;

•	the timing and results of a feasibility study on the Mt Todd gold project;

•	delays in commencement of construction at the Mt Todd gold project;

•	our ability to secure the permits for the Mt Todd gold project including the environmental impact statement;

•	likelihood that we will receive the payment in July 2014 from the Purchasers of the Los Cardones gold project;

•	likelihood that we will receive the option payments related to the Guadalupe de los Reyes gold/silver project option agreement;

•	increased costs that affect our operations or our financial condition;

•	our reliance on third parties to fulfill their obligations under our agreements;

•	whether projects not managed by us will comply with our standards or meet our objectives;

•	a shortage of skilled labor, equipment and supplies;

•	whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;

•	trading price of our securities and our ability to raise funds in new share offerings due to future sales of common shares in the public or private market and our ability to raise funds from the exercise of our warrants;

•	the lack of dividend payments by us;

•	the success of future joint ventures, partnerships and other arrangements relating to our properties;

•	the market price of the securities held by us;

•	our ability to timely monetize Midas Gold Shares;

•	our lack of production and experience in producing;

•	perception of environmental impact of the Mt Todd gold project;

•	reclamation liabilities, including reclamation requirements at the Mt Todd gold project;

•	our history of losses from operations;

•	future water supply issues at the Mt Todd gold project;

•	environmental lawsuits;

•	lack of adequate insurance to cover potential liabilities;

•	our ability to retain and hire key personnel;

•	fluctuations in the price of gold;

•	inherent hazards of mining exploration, development and operating activities;

•	the accuracy of calculations of mineral reserves, mineral resources and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

•	changes in environmental regulations to which our exploration and development operations are subject;

•	changes in climate change regulations;

•	changes in corporate governance and public disclosure regulations;

•	intense competition in the mining industry;

12

•	conflicts of interest of some of our directors as a result of their involvement with other natural resource companies;

•	potential challenges to the title to our mineral properties;

•	political and economic instability in Mexico;

•	fluctuation in foreign currency values; and

•	our likely status as a PFIC for U.S. federal tax purposes.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” in this Prospectus.  Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurances that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (the ”CIM”)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7 under Regulation S-K of the U.S. Securities Act of 1933 (the “U.S. Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein and any Prospectus Supplement contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC.  This means that the Company can disclose important information to you by referring you to those documents.  Any information the Company references in this manner is considered part of this Prospectus.  Information the Company files with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus.

13

(a)	the Annual Report on Form 10-K of the Company, for the year ended December 31, 2013, as filed with the SEC on March 17, 2014, including Schedule A – the consolidated financial statements of Midas Gold Corp. as at and for the years ended December 31, 2013 and 2012 and the report of Midas Gold Corp.’s auditor thereon dated March 12, 2014;

(b)	the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011, together with the auditors’ reports thereon and the auditor’s attestation report on internal control over financial reporting as of December 31, 2013 and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2013 and 2012 as filed with the SEC as exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K as filed with the SEC on June 4, 2014, which supersedes Items 7 an 8 of our Annual Report of Form 10-K for the year ended December 31, 2013;

(c)	the Company’s Proxy Statement on Schedule 14A, dated March 20, 2014, in connection with the Company’s April 29, 2014 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 20, 2014;

(d)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended March 31, 2014, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2014 and 2013 and for the quarter ended March 31, 2014 and 2013 and the related management’s discussion and analysis of financial condition and results of operations for the quarter ended March 31, 2014 and 2013, as filed with the SEC on May 2, 2014;

(e)	the Company’s Current Reports on Form 8-K as filed on February 4, 2014, February 7, 2014, February 21, 2014, March 7, 2014, March 14, 2014, April 17, 2014 and May 5, 2014 and the Company’s Current Report on Form 8-K/A as filed on February 21, 2014;

(f)	the description of the Company’s common stock contained in its registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(g)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this Prospectus but before the end of the offering of the securities made by this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this Prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado 80127

Attention: John F. Engele, Chief Financial Officer

(720) 981-1185

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

14

The Company presents its consolidated financial statements in United States dollars.  All references in this Prospectus to “dollars” and  “$” are to United States dollars and all references to “C$” are to Canadian dollars, unless otherwise noted.  Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this Prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which differ in certain significant respects from International Financial Reporting Standards (“IFRS”).

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

		Year ended December 31,
		2013		2012		2011
High	C$	1.0697	C$	1.0418	C$	1.0604
Low		0.9839		0.9710		0.9449
Average		1.0299		0.9996		0.9891
End of period		0.9402		1.0051		0.9833

On August 15, 2014, the noon buying rate reported by the Bank of Canada was $1.00 = C$1.0910.

 USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company to fund existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time, if any, or for other general corporate purposes, which include costs of corporate development initiatives, ongoing regulatory, legal and accounting expenses, and management and administrative expenses.  The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

In 2012, the Company raised $24.5 million net proceeds in two equity financings.  The actual use of proceeds was consistent with the intended use of proceeds at the time of the completion of the financings.  The proceeds were principally used to fund ongoing technical evaluations and engineering studies (including advancing a feasibility study on the Mt Todd gold project in Australia), exploration and resource conversion drilling programs at the Mt Todd gold project, preparation and filing of an environmental impact statement for the Mt Todd gold project and treatment of contaminated water at the Mt Todd gold project.  In addition, the Company completed and filed a preliminary economic assessment on the Guadalupe de los Reyes gold/silver project in Mexico.

MARKET FOR COMMON SHARES AND WARRANTS

The Common Shares are listed on the NYSE MKT and the TSX under the symbol VGZ.  The majority of the trading of the Common Shares takes place on the NYSE MKT.  The following table sets out the reported high and low sale prices and volume of sales traded on the NYSE MKT and on the TSX by month during the last 12-month period before the date hereof.

NYSE MKT				TSX
Month	High	Low	Volume	Month		High		Low	Volume
2013				2013
May	$1.66	$1.13	8,630,300	May	C$	1.66	C$	1.27	145,400
June	1.50	0.95	16,771,300	June		1.54		1.01	164,800
July	1.04	0.72	11,360,800	July		1.07		0.79	253,200
August	1.15	0.70	15,670,700	August		1.16		0.74	385,700
September	0.90	0.45	33,733,900	September		0.91		0.47	1,475,700
October	0.50	0.42	13,824,500	October		0.50		0.45	458,100
November	0.50	0.34	7,649,500	November		0.52		0.37	389,300
December	0.44	0.33	11,003,600	December		0.46		0.36	394,400
2014				2014
January	0.70	0.40	18,144,300	January		0.76		0.47	1,707,100
February	0.78	0.55	11,216,100	February		0.85		0.61	873,100

15

March	0.72	0.48	14,788,100	March	0.81	0.54	895,500
April	0.59	0.47	6,947,500	April	0.65	0.51	380,300
May	0.50	0.38	4,359,200	May	0.54	0.41	399,700
June	0.55	0.37	7,700,600	June	0.60	0.41	429,900
July	0.54	0.44	5,015,158	July	0.56	0.47	455,377

On August 15, 2014, the closing price of the Common Shares on the NYSE MKT and the TSX was $0.47 and C$0.50 per Common Share, respectively.

Certain warrants to purchase Common Shares (the “Listed Warrants”) of the Company are listed on the TSX under the symbol VGZ.WT.U.

The following table sets out the reported high and low sale prices and volume of sales traded on the TSX by month since the Listed Warrants began trading.

TSX
Month		High		Low	Volume
2013
May	C$	0.125	C$	0.075	13,000
June		N/A		N/A	-
July		N/A		N/A	-
August		0.10		0.10	10,000
September		0.05		0.01	40,000
October		0.045		0.045	2,500
November		N/A		N/A	-
December		0.10		0.005	36,500
2014
January		0.05		0.05	1,000
February		0.05		0.05	85,100
March		0.08		0.04	37,500
April		0.04		0.04	800
May		0.02		0.02	4,000
June		0.025		0.005	439,000

On June 30, 2014, the closing price of the Listed Warrants on the TSX was C$0.005 per Listed Warrant.

PRIOR SALES

The following table sets forth for the 12 month period prior to the date of this Prospectus, details of the price at which securities have been issued by us, the number and type of securities issued and the date on which such securities were issued:

Date of issue	Type of Securities	Number of Securities	Issue or Exercise Price of Security	Description of Transaction

May 29, 2013	Common Shares	66,875	$1.50	Restricted Stock Units exercise for Common Shares
August 9, 2013	Restricted Stock Units	1,851,000	NA	Restricted Stock Units granted to certain employees
November 8, 2013	Common Shares	486,382	0.45	Common Shares issued for Lender fees

16

December 30, 2013	Stock Options	985,000	0.36	Stock Options granted to certain employees and directors
March 15, 2014	Stock Options	175,000	0.52	Stock Options granted to certain employees and directors

CHANGES TO CONSOLIDATED CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company as at the dates indicated.  The table should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2013 and management’s discussion and analysis thereof, which are incorporated by reference herein.

17

	March 31, 2014	December 31, 2013
Long-term debt, including current portion	$-	$6,506
Shareholders' equity
Common shares	404,470	404,470
Additional paid-in capital	32,901	32,487
Accumulated deficit and other comprehensive loss	(395,031)	(393,944)
Total share capital	42,340	43,013
Total capitalization	$42,340	$49,519

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 82,275,217 are issued and outstanding as at the date of this Prospectus.  There are 15,219,802 Listed Warrants to acquire 15,219,802 Common Shares, which expire on October 22, 2015 (subject to any acceleration event).  The Listed Warrants were issued on December 15, 2010 and each Listed Warrant can be exercised to acquire one Common Share at a purchase price $5.00 until the expiry of the Listed Warrant.  There are 2,666,666 unlisted warrants which can be exercised to acquire 2,666,666 Common Shares at a purchase price of between $3.18 and $3.60 per share, which expire on July 27, 2014 and 2,091,275 unlisted warrants which can be exercised to acquire 2,091,275 Common Shares at a purchase price of $3.30 per share which expire on December 21, 2014.   There are options outstanding to purchase up to 2,197,500 Common Shares at prices ranging from $0.36 to $3.67.  There are 2,594,464 restricted stock units outstanding.  Upon the vesting conditions being met a holder of restricted stock units is entitled to receive one Common Share for each restricted stock unit held.

The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separately from such securities.

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to one vote for each Common Share held, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company.  There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities.  While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

18

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (the “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture.  Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. The Company urges you to read the applicable Prospectus Supplement related to the applicable Warrants that the Company sells under this prospectus, as well as the complete Warrant Indenture and Warrant Certificate.  In the United States the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of Warrants the Company is offering before the issuance of such Warrants. In Canada the Company will file on SEDAR a copy of any Warrant Indenture after the Company has entered into it.

Warrants

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein.  Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up

19

to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement.  The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Common Shares purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants.  If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts.  Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  In the United States the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts the Company is offering before the issuance of such Subscription Receipts.  In Canada the Company will file on SEDAR a copy of any Subscription Receipt Agreement after the Company has entered into it.

20

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Company urges you to read the applicable Prospectus Supplement related to the particular Subscription Receipts that the Company  sells under this Prospectus, as well as the complete Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of the TSX and NSYE MKT relating to Subscription Receipts.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

21

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	the identity of the Escrow Agent;

•	whether the Subscription Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company.  Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.  Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares.  Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

22

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders.  The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Company may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus.  While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will enter into a form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.  In the United States the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC and in Canada the Company will file on SEDAR, the form of Unit Agreement that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.

The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units.  The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

23

General

The Company may issue units comprising two or more of Common Shares, Warrants and Subscription Receipts in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing Unit Agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit.  A single bank or trust company may act as Unit Agent for more than one series of Units.  A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company.  Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

The Company, the Unit Agents and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25-month period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

24

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company.  Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of Securities under this Prospectus and any Prospectus Supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will

25

act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities (unless otherwise specified in the Prospectus Supplement), underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc.  and the transfer agent and registrar for the Listed Warrants is Computershare Trust Company of Canada at the principal offices in Vancouver and Toronto.

EXPERTS

Information relating to the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech MM, Inc., Tetra Tech, Inc., John Rozelle, Rex Bryan, Thomas Dyer, Edwin Lips, Deepak Malhotra, Erik Spiller, Nick Michael, David Richers, Patrick Donlon, Vicki Scharnhorst, and Lachlan Walker, and this information has been included in reliance on such companies and persons’ expertise.  Each of Rex Bryan, Thomas Dyer, Edwin Lips, Deepak Malhotra, Erik Spiller, Nick Michael, David Richers, Patrick Donlon, Vicki Scharnhorst, and Lachlan Walker is a qualified person as such term is defined NI 43-101.

None of Tetra Tech MM, Inc., Tetra Tech, Inc., Rex Bryan, Thomas Dyer, Edwin Lips, Deepak Malhotra, Erik Spiller, Nick Michael, David Richers, Patrick Donlon, Vicki Scharnhorst, and Lachlan Walker, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company.  As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding Common Shares.

The financial statements of the Company as at December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 and, cumulatively, for the period from January 1, 2012 to December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2013 included in Exhibit 99.1 of the Company’s Current Report on Form 8-K dated June 4, 2014 have been incorporated in this Prospectus in reliance on the report (which contains an explanatory paragraph relating to the Company’s liquidity as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP Denver, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company for the year ended December 31, 2011 included in Exhibit 99.1 of the Company’s Current Report on Form 8-K dated June 4, 2014 have been incorporated in this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, Vancouver, British Columbia, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Midas Gold Corp. financial statements for the year ended December 31, 2013 included in Schedule A to the Company’s Annual Report on Form 10-K and incorporated  in the Prospectus by reference have been audited by Deloitte LLP, chartered accountants, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

26

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Borden Ladner Gervais LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.  As of the date of this Prospectus, the partners and associates of Borden Ladner Gervais LLP, as a group and Dorsey & Whitney LLP, as a group, beneficially own, directly or indirectly less than 1% of the Company’s outstanding Common Shares.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

27

10,750,000 Units
10,750,000 Common Shares underlying the Units
5,375,000 Warrants to Purchase Common Shares
5,375,000 Common Shares underlying the Warrants
322,500 Underwriters’ Warrants to Purchase Common Shares
322,500 Common Shares underlying the Underwriters’ Warrants

PROSPECTUS SUPPLEMENT

Cantor Fitzgerald Canada Corporation	Rodman & Renshaw, a unit of HC Wainwright & Co., LLC

August 2, 2016